Exhibit 10.17

SUBLEASE

This Sublease (“Sublease”) is dated November 2, 2009, and is between AETERNA ZENTARIS, INC., (“Sublandlord”), and ROKA BIOSCIENCE, INC., a Delaware corporation (“Subtenant”).

Sublandlord, as tenant, and Normandy Warren Holdings, LLC, as landlord (“Prime Landlord”), executed a Lease Agreement dated August 20, 2007 (“Prime Lease”). Pursuant to the Prime Lease, Sublandlord leased, and is presently in possession of, premises consisting of an approximately 10,741 square feet of office space (“Prime Premises”) in the building located at 20 Independence Boulevard, Warren, New Jersey (“Building”). A copy of the Prime Lease is attached hereto as Exhibit A.

Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord, (a) initially, a portion of the Prime Premises consisting of 7,500 square feet (“Subleased Premises”), and (b) thereafter, on a date to be determined as provided herein, the remaining portion of the Prime Premises (such remaining portion, the “Retained Premises”), subject to the terms, covenants, agreements, and conditions in this Sublease. The Subleased Premises and the Retained Premises are depicted on Exhibit B attached hereto.

The parties therefore agree as follows:

1. Defined Terms. Except as otherwise provided in this Sublease, all defined terms contained in this Sublease have the same meaning as ascribed to them in the Prime Lease.

2. Sublease.

(a) Subleased Premises Demised. Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the Subleased Premises, together with the right to use the Common Areas as contemplated by and subject to the Prime Lease. Subtenant shall use the Premises for general office use and for any lawfully permitted ancillary use to the extent permitted by the Prime Lease.

(b) Sublease Term. The term of the Sublease (“Sublease Term”) commences on the later to occur of (1) Sublandlord’s receipt of Prime Landlord’s written consent to this Sublease, and (2) October 1, 2009 (“Sublease Commencement Date”); and expires on January 28, 2018 (“Sublease Expiration Date”; i.e., the day prior to the Termination Date pursuant to the Prime Lease). Sublandlord shall deliver the Subleased Premises “broom clean” and free of all of Sublandlord’s personal property (other than the F&F (defined in Section 2(f))) and debris, but otherwise in “AS IS, WHERE IS” condition on the Sublease Commencement Date; provided that Subtenant shall not be responsible for, or required to remedy, any violation of any applicable law, or any condition or state of facts, with respect to the Subleased Premises, the Building or the Land existing on or prior to the Sublease Commencement Date. Sublandlord is not required to perform any work to prepare the Subleased Premises for Subtenant’s intended use. If (i) for any reason Sublandlord has not received Prime Landlord’s written consent to this Sublease in form required by Section 15(i) below by the date which is sixty (60) days from the date hereof, or (ii) Prime Landlord elects to terminate the Prime Lease in respect of the Subleased Premises pursuant to Prime Landlord’s recapture right set forth in Section 16.5 of the Prime Lease, then in the case of (i), then

Sublandlord and Subtenant each may elect at any time thereafter to terminate this Sublease by written notice to the other, whereupon the parties shall deem this Sublease to be null and void and of no effect (except for those provisions expressly stated herein to survive a termination), and in the case of (ii) the Sublease will be deemed terminated in accordance with Section 16.5 of the Prime Lease.

(c) Representations.

(i)	Subtenant represents that: (1) Subtenant has thoroughly examined the Subleased Premises and that the same are acceptable to Subtenant in their “as is,” “where is” condition existing on the date of this Sublease; and (2) other than as set forth in this Sublease, neither Sublandlord nor Sublandlord’s agents or other representatives have made, nor has Subtenant relied upon, any representations, warranties, or promises, express or implied, with respect to the Subleased Premises, the F&F, any improvements therein situated or serving the same, the physical condition thereof, Prime Landlord’s title thereto, compliance with laws with respect thereto, or with respect to any other matter or thing relating to the Subleased Premises, including but not limited to, whether Subtenant’s intended use is permitted at the Subleased Premises.

(ii)	Sublandlord represents that: (1) the copy of the Prime Lease attached hereto as Exhibit A is a true, correct and complete copy of the Prime Lease, together with all amendments, modifications and sideletters relating thereto; (2) the Prime Lease is in full force and effect and has not been assigned, sublet, pledged, mortgaged, hypothecated or otherwise encumbered by Sublandlord; (3) Sublandlord has neither received nor issued a notice of default with respect to the Prime Lease, and has no actual knowledge of any default under the Prime Lease; (4) Sublandlord has full right and authority to enter into this Sublease, subject only to the consent of Prime Landlord; and (5) Sublandlord is the owner of the F&F free and clear of all liens and encumbrances.

(d) Shared Access. Subtenant acknowledges and agrees that, prior to the Expansion Date (defined in Section 2(e)), Sublandlord will have access to the Retained Premises through and across the Subleased Premises, and Sublandlord and Subtenant shall use and permit such shared access in harmony with one another.

(e) Subleased Premises Expansion.

(i)	At any time after the Sublease Commencement Date, Sublandlord may send Subtenant a notice advising Subtenant that Sublandlord intends to vacate the Retained Premises (“Sublandlord’s Notice”) and providing a projected Expansion Date (defined below), which shall not be earlier than sixty (60) days after the date of Sublandlord’s Notice.

(ii)	At any time after the Sublease Commencement Date, Subtenant may send Sublandlord a written notice demanding that Sublandlord vacate the Retained Premises (“Subtenant’s Notice”) no later than sixty (60) days after Sublandlord’s receipt of Subtenant’s Notice. If Sublandlord fails to vacate the Retained Premises prior the date which is sixty (60) days after its receipt of Subtenant’s Notice, then Subtenant may send a further notice to Sublandlord demanding that Sublandlord vacate the Retained Premises (“Subtenant’s Second Notice”) no later than thirty (30) days after Sublandlord’s receipt of Subtenant’s Second Notice. If Sublandlord fails to vacate the Retained Premises prior the date which is thirty (30) days after its receipt of Subtenant’s Second Notice, then Subtenant may terminate this Sublease by written notice thereof to Sublandlord at any time prior to the date Sublandlord vacates the Retained Premises.

(iii)	“Expansion Date” means the date Sublandlord vacates the Retained Premises (except for the F&F). After the occurrence of the Expansion Date, Sublandlord may send Subtenant a further notice confirming the Expansion Date. If Subtenant fails to provide notice of its disagreement with such confirmation within ten (10) days after its receipt, such notice will become a part of this Sublease and will be binding on Subtenant and Sublandlord.

(iv)	Upon the occurrence of the Expansion Date, (A) Sublandlord hereby subleases to Subtenant, and Subtenant hires from Sublandlord, the Retained Premises (in addition to the Subleased Premises), (B) “Subleased Premises” will mean the Prime Premises, and (C) Sublandlord shall assign to Subtenant, and Subtenant shall assume from Sublandlord, that certain maintenance contract for the supplemental HVAC system located within the Subleased Premises.

(f) F&F.

(i)	Subject to Subtenant’s continuous compliance with all of the terms and conditions of this Sublease, Subtenant shall have the right to use the furniture and fixtures (“F&F”) located within the Subleased Premises as of the Sublease Commencement Date and identified on Exhibit C for the Term. Effective as of the Expansion Date, Subtenant shall have the right to use the F&F located within the Retained Premises and identified on Exhibit C for the Term. Subtenant accepts such F&F in its “as is,” “where is” condition, with all faults, and Sublandlord makes no representations or warranties, express or implied, by operation of law or otherwise, with respect to the quality, physical condition or value thereof, or the suitability, merchantability or fitness of any such F&F for a particular purpose. On the earlier of (A Sublease Expiration Date, or (B) the date ten (10) days following the occurrence of an Event of Default by Sublandlord hereunder, Sublandlord shall convey the F&F to Subtenant pursuant to a Bill of Sale in the amount of $1.00.

(ii)	Subject to Subtenant’s continuous compliance with all of the terms and conditions of this Sublease, (A) the F&F shall be subject to, and Sublandlord agrees that the provisions of the Sublease create, a security interest in the F&F in favor of Subtenant; (B) Sublandlord shall not voluntarily create, or allow to be created, any further lien or encumbrance on the F&F without the written consent of Subtenant; and (C) Subtenant is hereby authorized to file and refile financing statements or other reasonable documentation in confirmation of or perfection of the foregoing without the further consent of Sublandlord, but the failure to file any such financing statements or other documentation shall not render the security interest created hereby ineffective or without force.

3. Sublease Rent.

(a) Sublease Fixed Rent. Commencing on the Sublease Commencement Date, Subtenant shall pay monthly fixed rent (“Sublease Fixed Rent”) to the Sublandlord in the following amounts:

Period of the Sublease Term:	Annual Sublease Fixed Rent:	Monthly Sublease Fixed Rent Payment:
Sublease Commencement Date through the day prior to the Expansion Date	$157,500.00	$13,125.00
Expansion Date through the Expiration Date	$225,561.00	$18,796.75

(b) Payment. Subtenant shall pay the Sublease Fixed Rent at Sublandlord’s office address set forth in Section 11 hereof (or such other location as Sublandlord designates). Subtenant shall pay Sublease Fixed Rent, without prior demand, offset, abatement or deduction, in advance on the Sublease Commencement Date or thereafter on or before the 1st day of each month during the Sublease Term. If the Sublease Commencement Date and/or Expansion Date is other than the first day of the month, then the parties shall prorate any Sublease Fixed Rent for the period following such date which is for less than one calendar month based upon the actual number of days of the calendar month involved.

(c) Sublease Additional Rent. Commencing on the Sublease Commencement Date, Subtenant shall pay to Sublandlord, as Sublease Additional Rent:

(i)	without duplication, all charges for work, utilities, services and/or labor provided to the Subleased Premises by Prime Landlord at the request of Subtenant;

(ii)	an amount equal to Sublandlord’s cost of electric current incurred in respect of the Prime Premises and pursuant to Article 6 of the Prime Lease, multiplied by (A) sixty-nine and 82/100 percent (69.82%) for costs incurred prior to the Expansion Date; and (B) one hundred percent (100%) for costs incurred after the Expansion Date; and

(iii)	from and after January 1, 2010, an amount equal to those increases in Tenant’s Proportionate Share of Taxes (defined in Article 4 of the Prime Lease) and Tenant’s Proportionate Share of Landlord’s Operating Expenses (defined in Article 5 of the Prime Lease), over the respective, corresponding amounts for Tenant’s Proportionate Share of Taxes and Tenant’s Proportionate Share of Landlord’s Operating Expenses during the calendar year 2009, multiplied by (A) sixty-nine and 82/100 percent (69.82%) for increases incurred prior to the Expansion Date; and (b) one hundred percent (100%) for increases incurred after the Expansion Date, but otherwise in the manner, at the times, and as determined payable, pursuant to the terms of the Prime Lease (including but not limited to estimated payments).

(d) “Sublease Rent” means, collectively, any and all Sublease Fixed Rent and Sublease Additional Rent. Neither Subtenant, nor any persons or entities claiming under Subtenant, shall claim any abatement, diminution or reduction of Sublease Rent under any circumstances, for any cause or reason. Notwithstanding the foregoing, if Sublandlord is entitled to any abatement of rent under the Prime Lease (whether by casualty, condemnation, service interruption or otherwise), Subtenant shall likewise be entitled to a like abatement of rent under this Sublease.

4. Security. (a) Subtenant has, simultaneously with the execution hereof, deposited with Sublandlord the amount of sixty-five thousand, six hundred twenty-five and 00/100 dollars ($65,625.00; “Security”), for the faithful performance and observance by Subtenant of the terms, covenants, conditions and provisions of this Sublease. Sublandlord may retain, use, or apply the whole or part of the Security to the extent required for payment of any: (i) Sublease Rent not paid when due (subject to applicable grace or cure periods); (ii) loss or damage that Sublandlord may suffer by reason of an Event of Default (defined in Section 19.1 of the Prime Lease) by Subtenant including, without limitation, any damages incurred by Sublandlord or deficiency resulting from the re-letting of the Subleased Premises, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Sublandlord; and (iii) costs incurred by Sublandlord in connection with the cleaning or repair of the Subleased Premises upon expiration or earlier termination of this Sublease. Sublandlord may at its option apply the Security and the Sublandlord’s right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Subleased Premises before or after Sublandlord’s declaration of the termination of this Sublease for nonpayment of Sublease Rent or for any other reason shall not be affected by reason of the fact that Sublandlord holds the Security. The parties acknowledge and agree that the Security is not a limitation on the Sublandlord’s damages or other rights and remedies available under this Sublease, or at law or equity, nor is the Security a payment of liquidated damages or advance of the Sublease Rent or any component thereof.

(b) If Sublandlord uses, applies, or retains all or any portion of the Security, Subtenant shall restore the Security to its original amount within five (5) business days after written demand from Sublandlord. Subtenant’s failure to strictly comply with this requirement is an Event of Default.

(c) Subject to applicable legal requirements, Sublandlord may commingle the Security with its own funds. Sublandlord is not required to keep the Security in an interest bearing account. Subtenant shall not mortgage, assign, or encumber the Security, and neither Sublandlord nor its successors or assigns will be bound by any such mortgage, assignment or encumbrance.

(d) Sublandlord shall return any unapplied portion of the Security to Subtenant within thirty (30) days after the latest to occur of: (1) the determination of Subtenant’s obligation to pay for Taxes and Landlord’s Operating Expenses pursuant to Section 3(c)(iii) for the final year of the Sublease Term; (2) the date Subtenant surrenders possession of the Subleased Premises to Sublandlord in accordance with this Sublease; or (3) the Sublease Expiration Date.

(e) In lieu of a cash deposit, Subtenant may deliver the Security to Sublandlord in the form of a letter of credit from a banking institution having a net worth of at least one billion U.S. dollars, and meeting the other criteria set forth in this paragraph that a letter of credit issuer must satisfy. Each letter of credit shall be unconditional and irrevocable, payable to Sublandlord solely upon presentation of a sight draft, and otherwise in form and content reasonably acceptable to Sublandlord for the account of Sublandlord. Said letter of credit shall be for a term of not less than one (1) year and shall be automatically renewed by the bank (without notice from Sublandlord; i.e., an “evergreen” letter of credit), until Sublandlord is required to return the security to Subtenant pursuant to the terms of this Sublease, and Subtenant shall deliver any renewed or replacement letter of credit to Sublandlord no later than sixty (60) days prior to the expiration of the letter of credit then held by Sublandlord. If any portion of the Security is utilized by Sublandlord in the manner permitted by this Sublease, Subtenant shall, within five (5) business days after request by Sublandlord, replenish the Security by depositing with Sublandlord, by letter of credit, an amount equal to that utilized by Sublandlord. Sublandlord may deem Subtenant’s failure to comply strictly with the provisions of this Section to be a material breach of this Sublease, and Sublandlord will be entitled to present the letter of credit then held by it for payment (without notice to Subtenant). In the event of a bank failure or insolvency affecting the letter of credit, Subtenant shall replace same within twenty (20) days after being requested to do so by Sublandlord. If Sublandlord reasonably believes that the letter of credit issuer is financially troubled or at risk of failure, Sublandlord, at Sublandlord’s option, may require Subtenant to substitute letter of credit from one or more banking institutions, reasonably satisfactory to Sublandlord. Subtenant shall ensure that the letter of credit is transferable in connection with a transfer of the Building and Subtenant shall pay for any transfer fees imposed by the bank.

5. Maintenance and Repair.

(a) Subtenant’s Obligations. Subtenant shall, at no cost or expense to Sublandlord, (i) keep the Subleased Premises in the same condition as delivered to Subtenant on the Sublease Commencement Date, reasonable wear and tear excepted; and (ii) replace any ballasts and light bulbs. Subtenant shall promptly repair all damage or injury to the Subleased Premises or to its fixtures, appurtenances and equipment, or to the Building, its fixtures, appurtenances or equipment, caused by Subtenant, its servants, employees, agents, visitors or licensees, at no cost or expense to Sublandlord and to the reasonable satisfaction of Sublandlord. Subtenant shall cause all repairs to be made in a good and workmanlike manner and in accordance with the provisions of this Sublease.

(b) Repairs Pursuant to the Prime Lease. Except to the extent caused by acts or omissions of Subtenant, Subtenant is entitled to receive all of the services, utilities, repairs, maintenance and work from the Prime Landlord to the extent that Sublandlord is entitled to receive same under the Prime Lease with respect to the Subleased Premises. Sublandlord is not liable to Subtenant for any failure in performance resulting from the failure in performance by Prime Landlord under the Prime Lease. Notwithstanding, Sublandlord shall, at Subtenant’s request and at Subtenant’s sole cost and expense, enforce the provisions of the Prime Lease on behalf of Subtenant.

6. Parking. Subtenant shall have the right to use, prior to the Expansion Date, twenty (20) unreserved parking spaces located on the parking area serving the Building. From and after the Expansion Date, Subtenant shall have the right to use a total of twenty-nine (29) unreserved parking spaces located on the parking area serving the Building. Subtenant’s right to use the parking area pursuant to the foregoing is at all times subject to Subtenant’s continuous compliance with all of the terms and conditions of this Sublease.

7. Provisions of Prime Lease. (a) The following terms, covenants, conditions and provisions in the Prime Lease are hereby incorporated in, and made a part of this Sublease, except as herein otherwise expressly provided, and except those portions of which by their nature or purport are inapplicable to this Sublease, or are inconsistent with or modified by any of the terms, covenants or conditions of this Sublease; and such rights and obligations as are contained in the following sections of the Prime Lease are hereby imposed upon the respective parties hereto with the same force and effect as if: (i) references in the Prime Lease to the “Lease” and to the “Premises” or “Demised Premises” were references, respectively, to this Sublease and the Subleased Premises, and (ii) references in the Prime Lease to “Landlord” and “Tenant” were references, respectively, to Sublandlord and Subtenant: Section 7.4, and Articles 16 (except for Section 16.5), 17, 18, 19 (except Sections 19.1(b) and (c)), and 20.

(b) In furtherance of the foregoing Section 7(a), and not by way of limitation, with reference to this Sublease, all time limits for Subtenant to give notice, to cure, or to perform any act, condition or covenant, or exercise any right or remedy hereunder, are the same as those provided for in the Prime Lease, except, as to non-monetary defaults, the time limit is reduced by fifteen percent (15%) (rounded to the greatest reduction); and, if notice is required, measured from the earlier of the date on which notice is given to Subtenant by either Prime Landlord or Sublandlord.

(c) This Sublease and all rights of Subtenant hereunder are subject and subordinate in all respects to the Prime Lease, and all of the terms, covenants, agreements, provisions and conditions of the Prime Lease, and to all modifications, amendments and extensions of the Prime Lease, and to all of Sublandlord’s obligations under the Prime Lease.

(d) Notwithstanding anything herein to the contrary, Subtenant shall not: (i) take or permit any action inconsistent with the terms of the Prime Lease; (ii) do or permit to be done anything which Sublandlord is prohibited from doing or permitting under the Prime Lease, or otherwise do or suffer to permit anything to be done which would result in a default under the Prime Lease or cause the Prime Lease to be terminated or forfeited; or (iii) take any action or do or permit anything to be done which could result in any additional cost or other liability to Sublandlord under or pursuant to the Prime Lease. Likewise, notwithstanding anything herein to the contrary, Sublandlord shall not: (i) take or permit any action inconsistent with the terms of the Prime Lease; (ii) do or permit to be done anything which Sublandlord is prohibited from doing or permitting under the Prime Lease, or otherwise do or suffer to permit anything to be done which would result in a default under the Prime Lease or cause the Prime Lease to be terminated or forfeited; or (iii) take any action or do or permit anything to be done which could result in any additional cost or other liability to Subtenant under or pursuant to the Prime Lease. Sublandlord further covenants to Subtenant that it shall timely fulfill all of its obligations under the Prime Lease, including, but not limited to, the payment of all Basic Rent and Additional Rent.

(e) If for any reason whatsoever the Prime Lease is terminated by either the Prime Landlord or by Sublandlord, including, without limitation, in the event of any damage, destruction or condemnation with respect to all or part of the Prime Premises, this Sublease will thereupon be terminated, and Sublandlord will not be liable to Subtenant by reason thereof for any loss, cost or expense incurred by Subtenant in connection therewith, unless said termination is effected because of the breach or default of Sublandlord under the Prime Lease (and Subtenant is not in default hereunder) or voluntary surrender of the Prime Lease by Sublandlord to Prime Landlord, provided that in no event will Sublandlord be liable to Subtenant for any loss, cost or expense incurred by Subtenant if Prime Landlord agrees not to disturb Subtenant’s rights under the Sublease or accepts an attornment by Subtenant to Prime Landlord (which attornment Subtenant agrees to make) upon substantially the same terms (or more favorable terms) as provided in this Sublease (or if such attornment is not accepted with Subtenant being in default hereunder), and provided further that in no event will Sublandlord be liable for any special, consequential or punitive damages to Subtenant.

(f) In the case of any issue hereunder between Sublandlord and Subtenant on a matter which is being arbitrated (or may thereafter become the subject of an arbitration) between Prime Landlord and Sublandlord under the Prime Lease, Subtenant will not be a party to the arbitration between Prime Landlord and Sublandlord, but Sublandlord agrees that if such arbitration affects the terms and provisions of this Sublease, Sublandlord shall advise and consult with Subtenant in connection with such arbitration, however, Sublandlord may settle or otherwise resolve the matter with the Prime Landlord in its sole and absolute discretion. Notwithstanding the foregoing, if such proposed settlement or resolution shall materially and negatively impact the rights of Subtenant under this Sublease or shall materially increase the obligations (financial or otherwise) of Subtenant under this Sublease, then Sublandlord shall not agree to any such settlement or resolution without the written consent of Subtenant, not to be unreasonably withheld. Any determination or settlement of the matter arbitrated between Prime Landlord and Sublandlord will be binding upon Subtenant, except as provided in the preceding sentence.

(g) Subtenant may request directly from Prime Landlord ordinary work, services, utilities, maintenance and repairs which Prime Landlord is obligated to perform in the Subleased Premises pursuant to the Prime Lease, but such right of Subtenant is conditioned on Subtenant not being in default in payment for any such work, services, utilities, maintenance and repairs previously so provided to the Subleased Premises or otherwise under this Sublease. In the event Subtenant desires any additional services from Prime Landlord which are not provided in the Prime Lease and require an additional charge, Subtenant may request such additional services from Prime Landlord, provided that Subtenant shall be solely responsible for payment for the same.

(h) Sublandlord is in no event liable to Subtenant, nor will the obligations of Subtenant hereunder be impaired or abated (except to the extent Sublandlord is entitled to an abatement under the Prime Lease), or the performance hereof by Subtenant be excused, because of: (A) any failure or delay on Prime Landlord’s part in furnishing any services, utilities, parking facilities, maintenance, or in doing such repairs or work, including those which may be contemplated by this Sublease, (B) any other failure of Prime Landlord to observe and perform its covenants and agreements pursuant to the Prime Lease, or (C) the acts or omissions of the Prime Landlord, its agents, contractors, servants, employees, invitees, or licensees.

(i) If in this Sublease, Subtenant is required to obtain Sublandlord’s consent or approval, Subtenant acknowledges and agrees that Sublandlord may be required to first obtain the consent or approval of Prime Landlord pursuant to the Prime Lease, Sublandlord shall reasonably cooperate with Subtenant in requesting any such consent or approval. Subtenant shall reimburse Sublandlord for any reasonable, out-of-pocket costs or expenses payable under the Prime Lease or otherwise reasonably incurred by Sublandlord in connection with requesting Prime Landlord’s consent or approval on behalf of Subtenant with respect to any matter as to which Prime Landlord’s consent or approval is required under the Prime Lease or hereunder. If Prime Landlord should refuse such consent or approval, Sublandlord will be released of any obligation to grant its consent or approval with respect to such matter whether or not Prime Landlord’s refusal, in Subtenant’s opinion, is arbitrary or unreasonable.

(j) Sublandlord and Subtenant shall immediately forward to the other, upon receipt thereof, copies of any notices of default or other material notices received by the other party with respect to the Subleased Premises from Prime Landlord, from any governmental authorities, or otherwise.

8. Sublandlord’s Right to Cure. If Subtenant defaults pursuant to any of the provisions of this Sublease, and Subtenant has not begun to cure such default within five (5) days after written notice thereof to Subtenant (except in the case of what Sublandlord reasonably believes to be an emergency situation in which case no such prior notice need be given, but Sublandlord shall give notice to Subtenant as promptly as possible under the circumstances), Sublandlord may, in addition to any other remedy provided in this Sublease, by law or otherwise, cure such default and Subtenant shall pay the cost thereof, together with interest thereon from the date incurred until paid at the Interest Rate, within twenty (20) days following written demand therefore. In the event Subtenant fails to pay the same, Sublandlord may recover such costs, including interest, as Sublease Additional Rent, by utilizing the Security and/or in an action brought against Subtenant, in addition to any other applicable right or remedy Sublandlord. “Interest Rate” means the prime interest rate for short term (90 day) unsecured loans as published from time to time by the Wall Street Journal, Eastern Edition, plus five percent (5%). If, however, payment of interest at such rate by Subtenant should be unlawful, i.e., in violation of usury statutes or otherwise, then “Interest Rate” means the maximum lawful rate payable by such party.

9. Indemnity.

(a) Subtenant shall indemnify, defend and save harmless Sublandlord and Prime Landlord against and from: (a) any and all claims (i) arising from (x) the conduct or management by Subtenant, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Subleased Premises or of any business therein, or (y) any work done in or about the Subleased Premises during the term of this Sublease, except to the extent caused by the act or negligence of Sublandlord or Prime Landlord or their respective employees, agents, contractors or invitees, or (ii) arising from any negligent or otherwise wrongful act or omission of Subtenant or any of its subtenants or licensees or its or their employees, agents, contractors or invitees; and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Sublandlord or Prime Landlord by reason of any such claim, Subtenant upon notice from Sublandlord or Prime Landlord, shall resist and defend such action or proceeding. The provisions of this Section shall survive the expiration or sooner termination of this Sublease. All amounts payable by Subtenant to Sublandlord on account of such indemnity are payable upon demand.

(b) Sublandlord shall indemnify, defend and save harmless Subtenant and Prime Landlord against and from: (a) any and all claims (i) arising from the conduct or management by Sublandlord, its subtenants (other than Subtenant), licensees, its or their employees, agents, contractors or invitees on the Subleased Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Sublandlord or any of its subtenants or licensees (other than Subtenant) or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Subtenant by reason of any such claim, Sublandlord upon notice from Subtenant, shall resist and defend such action or proceeding. The provisions of this Section shall survive the expiration or sooner termination of this Sublease. All amounts payable by Sublandlord to Subtenant on account of such indemnity are payable upon demand.

10. Broker. Each of Sublandlord and Subtenant represents to the other that in connection with this Sublease: (i) it has not employed or dealt with any broker, agent or finder except Jones Lang LaSalle; and (ii) no broker, agent or finder is entitled to any commission or other payment except Jones Lang LaSalle. Each of Sublandlord and Subtenant shall indemnify, defend and hold harmless the other and its partners, members, shareholders, officers, directors and agents, from and against any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) for brokerage or other commissions asserted by any other broker, agent or finder and arising from any inaccuracy in the foregoing representation.

11. Notices. Unless specifically provided to the contrary in this Sublease, Sublandlord and Subtenant shall deliver any notices, consents, approvals, elections, submissions, requests or demands required or permitted to be given under this Sublease or pursuant to any law or governmental regulation in writing (whether or not expressly so provided). The parties shall deliver any such notice to the following addresses:

Subtenant: at the Subleased Premises

with a duplicate copy to:

Roka Bioscience, Inc.

10210 Genetic Center Drive, Suite 101

San Diego, California 92121-4362

Attention: Mr. Paul Thomas

and:

Lowenstein Sandler, PC

65 Livingston Avenue

Roseland, NJ 07068

Attention: Steven B. Fuerst, Esq.

Sublandlord:

Æterna Zentaris Inc.

1405 du Parc-Technologique Blvd.

Québec, Québec

Canada G1P 4P5

Attention: Dennis Turpin, Vice President and Chief Financial Officer

with a duplicate copy to:

Price, Meese, Shulman & D’Arminio, P.C.

50 Tice Boulevard – 3rd Floor

Woodcliff Lake, NJ 07677

Attention: Michael K. Breen, Esq.

12. End of Sublease Term. At the expiration or earlier termination of this Sublease for any reason, Subtenant shall thereupon restore the Subleased Premises to the condition as delivered to Subtenant upon commencement of the Sublease Term, reasonable wear and tear and damage by fire or other casualty and condemnation excepted, but otherwise in good condition and repair. Subtenant shall not be obligated to restore or remove any alterations or other items which are not required to be removed or restored pursuant to the provisions of the Prime Lease. Subject to the foregoing, if the Subleased Premises are not vacated and surrendered in such condition at the Sublease Expiration Date, then, in addition to Subtenant’s obligations pursuant the Prime Lease as incorporated herein, Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims, losses, expenses or damages, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of or resulting from any delay by Subtenant in so surrendering the Subleased Premises, or any portion thereof, including, without limitation, any claims made by any succeeding tenant or prospective tenant founded upon such delay and the loss of the benefit of the bargain should such successive lease be terminated by reason of such holding over, and including, without limitation, any amounts payable by Sublandlord to Prime Landlord pursuant to the Prime Lease in respect of the Premises.

13. Late Charge. If any Sublease Rent is not paid to Sublandlord within five (5) days of its due date, Subtenant shall pay to Sublandlord, as Additional Sublease Rent, a late charge of five percent (5%) of the then-late payment. In addition, Subtenant shall pay interest on any payments of Sublease Rent not received by Sublandlord when due, as Additional Sublease Rent, at the Interest Rate, from the date five (5) days after such payment was due until the date full payment (including accrued interest) is received by Sublandlord. Subtenant shall also pay a fee of $100.00 as Additional Sublease Rent for any dishonored check.

14. Insurance. Subtenant shall, at its sole cost and expense, comply with all of the insurance provisions of the Prime Lease which are binding on Sublandlord. Subtenant shall name Sublandlord as an additional insured and as loss payee, as its interest may appear, as appropriate, as well as each of those parties set forth in the Prime Lease as required to be named as additional insureds or loss payee. In furtherance of the foregoing, Subtenant shall obtain personal property insurance insuring all of the F&F with an endorsement in an amount equal to the full replacement cost of such F&F. Simultaneously with Subtenant’s delivery of this Sublease to Sublandlord, Subtenant shall furnish Sublandlord with all certificates required to be delivered to Prime Landlord pursuant to the Prime Lease.

15. Miscellaneous. (a) This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. In the event that the provisions of this Sublease and those of the Prime Lease conflict, the provisions of this Sublease will prevail.

(a) This Sublease is not binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant.

(b) This Sublease constitutes the entire agreement between the parties and supersedes all prior representations and understandings.

(c) This Sublease inures to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

(d) Subtenant shall not record this Sublease, but at Subtenant’s request, Sublandlord shall execute a memorandum of the Sublease and Subtenant may record such memorandum, such recordation subject to the consent of the Prime Landlord, which consent Subtenant shall seek at its own cost and expense.

(e) Subtenant shall not use, without Sublandlord’s prior written consent (which consent may be withheld in Sublandlord’s sole and absolute discretion), the names, trades names, trademarks, service marks, artwork, designs or copyrighted materials of Sublandlord and its affiliated companies, employees, directors, shareholders, assigns, successors or licensees: (i) in any advertising, publicity, press release, presentation or promotion; or (ii) in any manner other than expressly in accordance with this Sublease.

(f) Sublandlord shall not enter into any amendment to the Prime Lease that would modify or amend the Prime Lease to increase the obligations of Subtenant under this Sublease, reduce the term of the Prime Lease or otherwise adversely affect Subtenant’s rights under this Sublease.

(g) In no event will Sublandlord or Subtenant be liable for any special, consequential or punitive damages under this Sublease.

(h) Subject to the provisions of the Prime Lease, Subtenant shall have access to the Building and the Subleased Premises twenty four (24) hours a day, three hundred sixty five (365) days per year.

(i) This Sublease shall be contingent upon the approval by Prime Landlord in writing (“Landlord’s Consent”), which Landlord’s Consent shall include: (i) Prime Landlord’s waiver of its rights of recapture of the Sublease Premises for this transaction under Section 16.5 of the Prime Lease, (ii) Prime Landlord’s agreement to provide Subtenant with the same signage rights to which Sublandlord is entitled under Article 33 of the Lease at no charge, (iii) Prime Landlord’s consent to Subtenant being permitted to further sublet the Subleased Premises or assign this Sublease in accordance with the provisions annexed hereto as Exhibit D, (iv) Prime Landlord’s agreement to provide Subtenant with a copy of any notice of default sent to Sublandlord, as tenant under the Prime Lease, simultaneously with the sending thereof to Sublandlord, (v) a non-disturbance agreement reasonably acceptable to Subtenant and Prime Landlord providing for the recognition of this Sublease as a direct lease between Prime Landlord and Subtenant in the event of a termination of the Prime Lease (except for a termination of the Prime Lease arising from an Event of Default on the part of Subtenant under this Sublease), provided, that the Sublease Term shall be modified to end on the earlier of (x) the Sublease Expiration Date and (y) the date (the “Early Termination Date”) 90 days following notice (the “Sublease Termination Notice”) by the Prime Landlord that it wishes to terminate the Sublease; provided, that if Prime Landlord shall elect to so terminate the Sublease, then Subtenant shall have the right, by notice to the Prime Landlord given not later than the date which is [60] days following the date of Subtenant’s receipt of the Sublease Termination Notice to elect to remain in occupancy and perform Sublandlord’s obligations under the Prime Lease, as if the termination of the Prime Lease had not theretofor occurred and no default shall have occurred under the Prime Lease, from and after the Early Termination Date, and (vi) an agreement by Prime Landlord to use its reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from the holder of an Underlying Encumbrance (as defined in the Prime Lease) with respect to this Sublease.

(j) Subtenant is undertaking negotiations with the State of New Jersey Economic Development Authority for the approval of a Business Employment Incentive Program grant (“BEIP Grant”). If the BEIP Grant is not approved by the New Jersey Economic Development Authority at its Board meeting on November 11, 2009, or such future date as the Board may consider the Subtenant’s BEIP Grant application, then Subtenant may cancel this Sublease, and in such event Subtenant shall have no further obligation to Sublandlord pursuant to this Sublease; provided, however, that the Subtenant must exercise its right to cancel within ninety (90) days of notice of its receipt of notice of the denial of the BEIP Grant application, or it shall waive its right to cancel the Sublease.

(k) This Sublease may be executed in multiple counterparts, all of which when taken together will constitute one and the same instrument.

[signature page follows]

The parties are signing this Sublease as of the date stated in the introductory clause.

AETERNA ZENTARIS, INC.

By:	/s/ Dennis Turpin
Name:	DENNIS TURPIN
Title:	CFO

ROKA BIOSCIENCE, INC

By:	/s/ Steven Sobieski
Name:	Steven Sobieski
Title:	SVP - CFO

Exhibit A

Prime Lease

See attached pages.

LEASE AGREEMENT

BETWEEN

NORMANDY WARREN HOLDINGS, LLC,

a Delaware Limited Liability Company,

LANDLORD,

-AND-

AETERNA ZENTARIS, INC.,

a Delaware Corporation,

TENANT

DATED: August 20, 2007

Prepared by:

Robert A. Klausner, Esq.

Thacher Proffitt & Wood LLP

25 DeForest Avenue

Summit, New Jersey 07901-2140

-i-

TABLE OF CONTENTS

(continued)

-ii-

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is dated August 20, 2007 and is between NORMANDY WARREN HOLDINGS, LLC, a Delaware Limited Liability Company (“Landlord”), and AETERNA ZENTARIS, INC., a Delaware Corporation (“Tenant”).

BASIC LEASE PROVISIONS

(1)	Land:	Block 2, Lot 2.02 on the official tax map of the Township of Warren, New Jersey, as more particularly described on Schedule A attached hereto.

(2)	Building:	20 Independence Boulevard, Warren, New Jersey

(3)	Premises:	A total of 10,741 rentable square feet on the 4th floor of the Building, as shown on Schedule B attached hereto.

(4)	Term:	Ten (10) years and four (4) months.

(5)	Estimated Commencement Date	November 1, 2007.

(6)	Termination Date:	The day immediately preceding the ten (10) year and four (4) month anniversary of the Commencement Date, or such earlier date upon which the Term may expire or be terminated.

(7)	Basic Rent:

Tenant shall have no responsibility to pay Basic Rent from the Commencement Date until the day immediately preceding the four (4) month anniversary of the Commencement Date.

From the four (4) month anniversary of the Commencement Date until the day immediately preceding the one (1) year anniversary of the Commencement Date, $295,377.50 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $24,614.79 per month.

From the one (1) year anniversary of the Commencement Date until the day immediately preceding the second (2nd) anniversary of the Commencement Date, $300,748.00 per annum due, and payable, in advance, on the first day of each month in equal monthly installments of $25,062.33 per month.

From the second (2nd) anniversary of the Commencement Date until the day immediately preceding the third (3rd) anniversary of the Commencement Date, $306,118.50 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $25,509.88 per month.

From the third (3rd) anniversary of the Commencement Date until the day immediately preceding the fourth (4th) anniversary of the Commencement Date, $311,489.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $25,957.42 per month.

From the fourth (4th) anniversary of the Commencement Date until the day immediately preceding the fifth (5th) anniversary of the Commencement Date, $316,859.50 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $26,404.96 per month.

From the fifth (5th) anniversary of the Commencement Date until day immediately preceding the sixth (6th) anniversary of the Commencement Date, $322,230.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $26,852.50 per month.

From the sixth (6th) anniversary of the Commencement Date until day immediately preceding the seventh (7th) anniversary of the Commencement Date, $327,600.50 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $27,300.04 per month.

From the seventh (7th) anniversary of the Commencement Date until day immediately preceding the eighth (8th) anniversary of the Commencement Date, $332,971.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $27,747.58 per month.

From the eighth (8th) anniversary of the Commencement Date until day immediately preceding the ninth (9th) anniversary of the Commencement Date, $338,341.50 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $28,195.13 per month.

From the ninth (9th) anniversary of the Commencement Date until day immediately preceding the tenth (10th) anniversary of the Commencement Date, $343,712.00 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $28,642.67 per month.

From the tenth (10th) anniversary of the Commencement Date until the Termination Date, $349,082.50 per annum due and payable, in advance, on the first day of each month in equal monthly installments of $29,090.21 per month.

(8)	Rentable Size of Building:	120,800 square feet.

(9)	Rentable Size of Premises:	10,741 square feet.

(10)	Tenant’s Proportionate Share:	8.89%.

(11)	Base Period:	Calendar year 2007.

(12)	Minimum Electric Energy Charge:	$1.50 per square foot per year on the Premises, for a total of $16,111.50 per year due and payable in equal monthly installments of $1,342.63. The Minimum Electric Energy Charge shall be paid on a monthly basis together with the Basic Rent, provided, that the Minimum Electric Energy Charge shall be payable on and after the Commencement Date as there shall be no free rent during the first four (4) months of the Term with respect to the Minimum Electric Energy Charge.

(13)	Parking Spaces:	29 unassigned parking spaces.

(14)	Security:	$100,000.00.

(15)	Permitted Use:	Executive and Administrative offices and any lawfully permitted ancillary use.

(16)	Brokers:	The Staubach Company of NJ and CB Richard Ellis, Inc.

(17)	Enumeration of Schedules / Appendix:	Schedules A, B, C, D, E and F and Appendix I attached hereto are incorporated into this Lease.

(18)	Governing Law:	This Lease is governed by the laws of the State of New Jersey.

(19)	Landlord’s Notice Address:	1776 On the Green 67 Park Place East, 8th Floor Morristown, New Jersey 07960 Attention: Raymond P. Trevisan

(20)	Tenant’s Notice Address:

20 Independence Boulevard

4th Floor

Warren, New Jersey 07059

Attention: Mr. Mario Paradis, SVP Administration & Legal Affairs

With a copy to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

Attention: Raymond Thek, Esq.

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Lease but not otherwise defined have the meanings set forth in Appendix I.

ARTICLE 2

DEMISE, TERM

2.1 Demise of Premises. Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon the terms and conditions set forth herein, the Premises for the Term.

2.2 Term.

(a) Term: The Term of this Lease will commence on the Commencement Date and end on the Termination Date, unless terminated earlier pursuant to the terms and conditions hereof.

(b) Commencement Date. The “Commencement Date” will be the earlier to occur of (i) the date Tenant takes occupancy of the Premises for the purposes of conducting its business, and (ii) five (5) days after Landlord notifies Tenant in writing that the Finish Work is Substantially Completed.

(c) “Substantially Completed” or “Substantial Completion” means that (i) Landlord has completed the Finish Work in accordance with the Working Plans, except for (x) minor details of construction that will not unreasonably interfere with Tenant’s use of the Premises (collectively, “Punch List Items”), and (y) any part of the Finish Work that is not completed due to any act or omission of Tenant or Tenant’s Visitors; and (ii) Landlord has obtained a valid temporary or permanent certificate of occupancy for the Premises (provided that any such temporary certificate of occupancy permits occupancy of the Premises and provided that Landlord delivers a copy of the permanent certificate of occupancy to Tenant promptly upon receipt of same) or, alternatively, Landlord has completed all Finish Work necessary to entitle Landlord to the issuance of a temporary or permanent certificate of occupancy but for the completion of any Finish Work that is not completed due to any act or omission of Tenant or Tenant’s Visitors (in which case, Landlord shall diligently pursue such temporary or permanent certificate of occupancy following the completion of any such Finish Work that is not completed due to any such act or omission of Tenant or Tenant’s Visitors). If the completion of the Finish Work is delayed due to any act or omission by Tenant or Tenant’s Visitors, including, but not limited to, delays due to changes in or additions to the Finish Work requested by Tenant, delays in submission of information or estimates, delays in giving authorizations or approvals, or delays due to the postponement of any work at the request of Tenant, then the date set forth in paragraph (7) of the Basic Lease Provisions on which Tenant actually begins to pay Basic Rent will be accelerated by the number of days of delay caused by Tenant and Tenant’s Visitors (any such delay being referred to herein as a “Tenant Delay”).

(d) AS IS. Tenant acknowledges that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties, except as expressly set forth herein, with respect to the physical condition of the Building or the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Building or the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their respective condition and agrees to take the same “AS IS”, except for the Finish Work which Landlord has agreed to complete pursuant to the terms of Section 2.6. Notwithstanding the foregoing to the contrary, Landlord hereby represents and warrants that as of the date hereof, to Landlord’s knowledge, all base Building Services serving the Premises are in good working order. Except as otherwise provided elsewhere in this Lease, if at any time during the Term, a governmental authority shall require compliance with any Legal Requirement in effect as of the date hereof, then Landlord shall effect such compliance.

2.3 Occupancy of Premises. Tenant’s occupancy of the Premises will be deemed to conclusively establish that the Finish Work is Substantially Completed and that the Premises are in satisfactory condition as of the date of such occupancy, unless, within fifteen (15) days of such occupancy, Tenant delivers to Landlord a written notice specifically identifying all unsatisfactory conditions.

2.4 Commencement Date Agreement. When the Commencement Date occurs, Landlord and Tenant shall enter into an agreement in the form annexed hereto as Schedule F memorializing the Commencement Date and Termination Date of this Lease.

2.5 Move-In Day. Tenant may move its furniture and equipment into the Premises at any time on or after the date which is two (2) weeks prior to the Commencement Date, provided that (i) the move is conducted only on weekdays and not between the hours of 8:00 AM and 9:00 AM or between the hours of 5:00 PM and 6:00 PM, and (ii) Tenant’s move in date is approved by Landlord at least one week in advance. At Landlord’s request, all personnel working for Tenant’s moving contract must be members of the appropriate union. If the move is not completed by 5:00 PM, Tenant shall pay to Landlord, on the next Basic Rent Payment Date, an overtime charge of $50.00 per hour or part thereof until 11:00 PM. No moving will be permitted after 11:00 PM. If applicable, Landlord will attempt to provide one (1) elevator for Tenant’s exclusive use during Tenant’s move. Tenant shall be responsible for any damage caused to the Premises, the Building and/or the Property by Tenant or its moving contractors.

2.6 Finish Work. Landlord shall construct the Finish Work in the manner and as provided in Schedule D attached hereto.

ARTICLE 3

BASIC RENT; ADDITIONAL RENT

3.1 Basic Rent. Tenant shall pay the Basic Rent to Landlord in lawful money of the United States of America in equal monthly installments, in advance, on the Basic Rent Payment Dates, commencing on the four (4) month anniversary of the Commencement Date, except that Tenant shall pay the first installment of Basic Rent upon Tenant’s execution and delivery of this Lease. If the Commencement Date is not a Basic Rent Payment Date, the Basic Rent for the month in which the Commencement Date occurs will be prorated per diem and Tenant shall pay such prorated amount to Landlord on the Commencement Date.

3.2 Additional Rent. In addition to the Basic Rent, Tenant shall pay and discharge when due, as additional rent (“Additional Rent”), all other amounts, liabilities and obligations which Tenant herein agrees to pay to Landlord, together with all interest, penalties and costs which may be added thereto pursuant to the terms of this Lease.

3.3 Late Charge. If any installment of Basic Rent or Additional Rent is not paid within five (5) days of when due, Tenant shall pay to Landlord, on demand, a late charge equal to five percent (5%) of the amount unpaid. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense Landlord will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment or installments of Basic Rent or Additional Rent that are not paid within ten (10) days after the date when due, will bear interest at the lesser of: (i) six percent (6%) over the Prime Rate, or (ii) the highest legal rate permitted by law. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest will be deemed Additional Rent and shall be payable by Tenant upon demand by Landlord.

3.4 Prorating Rent. If any Lease Year consists of a period of less than twelve (12) full calendar months, payments of Basic Rent and Additional Rent, will be prorated on the basis of a thirty (30) day month or 360-day year, unless otherwise provided.

3.5 No Abatement or Set-off. Except as herein provided, Tenant shall pay to Landlord, at Landlord’s address for notices hereunder, or such other place as Landlord may from time to time designate in writing, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Basic Rent, without notice or demand, (ii) Additional Rent, and (iii) all other sums payable by Tenant hereunder. Except as otherwise expressly provided elsewhere in this Lease, this Lease will not terminate, nor will Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Basic Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor will the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder are separate and independent covenants and agreements.

3.6 Invoices. If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such statements will not affect Tenant’s obligation to pay Basic Rent and the Additional Rent set forth in Sections 4.3 and 5.3, all of which are due and payable on the Basic Rent Payment Dates.

ARTICLE 4

REAL ESTATE TAXES

4.1 Taxes. Tenant shall pay to Landlord Tenant’s Proportionate Share of the amount by which the Taxes for any Lease Year during the Term exceed the Base Taxes; provided, however, that if any special assessments may be paid in installments, Landlord may elect to pay same over the longest period allowed by law; provided that such election does not increase Tenant’s monetary obligation therefor. Tenant’s Proportionate Share of the Taxes for less than a full Lease Year will be prorated.

4.2 Landlord’s Tax Statement. On or about the beginning of the second (2nd) Lease Year and thereafter within sixty (60) days of the end of each succeeding Lease Year, Landlord shall determine or estimate the amount by which the Taxes for the Lease Year in question will exceed the Base Taxes (the “Projected Taxes”) and within such sixty (60) day period shall submit such information to Tenant in a written statement (“Landlord’s Tax Statement”). Landlord’s failure to render Landlord’s Tax Statement for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Tax Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Tax Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Tax Statement for the applicable Lease Year.

4.3 Monthly Tax Payment. Commencing on the first Basic Rent Payment Date following the submission of Landlord’s Tax Statement and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Landlord’s Tax Statement, Tenant shall pay to Landlord on account of its obligation under Section 4.1, a sum (the “Monthly Tax Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Projected Taxes for such Lease Year. Tenant’s first Monthly Tax Payment after receipt of Landlord’s Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 4.1 for such Lease Year (the “Tax Differential”). If Landlord’s Tax Statement is received more than ninety (90) days after the commencement of the then current Lease Year, then Tenant shall have the option of paying the Tax Differential in two (2) equal monthly payments within sixty (60) days following receipt of Landlord’s Tax Statement. From time to time during any Lease Year, Landlord may revise the Landlord’s Tax Statement and adjust Tenant’s Monthly Tax Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Tax Payments theretofore made on account of its obligation under Section 4.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Tax Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 4.3.

4.4 Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant within ninety (90) days after the end of each Lease Year, Landlord’s final determination of the amount by which the Taxes for the Lease Year in question exceed the Base Taxes and shall submit such information to Tenant in a written statement (“Landlord’s Final Tex Statement”). Each Landlord’s Final Tax Statement must reconcile the payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the actual Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant’s receipt of Landlord’s Final Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 4. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s Final Tax Statement; provided, however, that, if the Term terminated as a result of a default, beyond applicable notice and cure periods, by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

4.5 Refund of Taxes. Landlord will have the right, but not the obligation, to seek to obtain a lowering of the assessed valuation of the Property. Landlord may employ whatever individuals and firms Landlord, in its sole judgment, deems necessary to undertake such endeavor. Tenant shall cooperate with Landlord and its representatives in all such endeavors without incurring any cost or expense to Tenant. If Landlord receives a refund of Taxes in respect of a Lease Year and if Tenant paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall first deduct from such tax refund any expenses, including, but not limited to, reasonable attorneys fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant’s Proportionate Share of such refund against the next accruing monthly installment(s) of Additional Rent, or if the Term has expired, Landlord shall refund Tenant’s Proportionate Share of such refund to Tenant within thirty (30) days after receipt thereof by Landlord; provided, however, that (i) if the Term terminated as a result of a default, beyond applicable notice and cure periods, by Tenant, Landlord will have the right to retain Tenant’s Proportionate Share of the refund to the extent Tenant owes Landlord any Basic Rent or Additional Rent, and (ii) Tenant’s Proportionate Share of such refund will in no event exceed the amount of Additional Rent actually paid by Tenant on account of the Taxes for the Lease Year in question. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Property or any Taxes, to the extent not offset by a tax refund, will, for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder, be included as an item of Taxes for the tax year in which such contest is finally determined; provided that Landlord has undertaken such contest in good faith. Notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to contest or appeal the validity of any Taxes or the assessed valuation of the Property.

4.6 Payment Pending Appeal. While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Tenant’s Proportionate Share of Taxes will be based upon the original assessments for such year.

4.7 Taxes on Tenant’s Improvements. Tenant shall also pay to Landlord, upon demand, the amount of all increases in Taxes and/or all assessments or impositions made, levied or assessed against or imposed upon the Property or any part thereof which are attributable to additions or improvements in, on or about the Premises made by or on behalf of Tenant or which in whole or in part belong to Tenant.

4.8 Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 4 result in a decrease in the Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to the provisions of this Article 4, will survive the Termination Date.

4.9 Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Tax Statement.

4.10 Rent Tax: If an excise, transaction, sales, or privilege tax or other tax or imposition (other than Federal, state or local income or estate taxes) is levied or assessed against Landlord or the Property on account of or measured by, in whole or in part, the Basic Rent and/or Additional Rent expressly reserved hereunder as a substitute for or in addition to, in whole or in part, Taxes or if any assessments and/or taxes are levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business, then Tenant shall pay to Landlord upon demand: (i) the amount of such excise, transaction, sales or privilege tax or other tax or imposition lawfully assessed or imposed as a result of Landlord’s interests in this Lease or of the Basic Rent and/or Additional Rent accruing under this Lease; and (ii) the amount of any assessments and/or taxes levied or assessed against Landlord or the Property on account of or as a result of the operation and/or existence of Tenant’s business in the Property.

ARTICLE 5

OPERATING EXPENSES

5.1 Operating Expenses.

(a) The Landlord’s CAM Expenses, the Utility Expenses and the Insurance Expenses are collectively referred to as “Landlord’s Operating Expenses” and shall be determined and paid in accordance with the provisions of this Article 5.

(b) Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which Landlord’s CAM Expenses for any Lease Year during the Term exceeds the Base CAM Expenses. Tenant’s Proportionate Share of Landlord’s CAM Expenses for less than a full Lease Year will be prorated per diem.

(c) Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which the Utility Expenses for any Lease Year during the Term exceeds the Base Utility Expenses. Tenant’s Proportionate Share of the Utility Expenses for less than a full Lease Year will be prorated per diem.

(d) Tenant shall pay to Landlord, Tenant’s Proportionate Share of the amount by which the Insurance Expenses for any Lease Year during the Term exceeds the Base Insurance Expenses. Tenant’s Proportionate Share of the we Insurance Expenses for less than a full Lease Year will be prorated per diem.

5.2 Landlord’s Expense Statement. On or about the beginning of the second (2nd) Lease Year and thereafter within sixty (60) days of the end of each succeeding Lease Year during the Term, Landlord shall determine or estimate the amount by which Landlord’s Operating Expenses for the Lease Year in question will exceed the Base Operating Expenses (“Landlord’s Estimated Operating Expenses”) and within such sixty (60) day period shall submit such information to Tenant in a written statement (“Landlord’s Expense Statement”). Landlord’s failure to render Landlord’s Expense Statement for any Lease Year will not prejudice Landlord’s right to thereafter render Landlord’s Expense Statement with respect to such Lease Year or with respect to any other Lease Year, nor will the rendering of any Landlord’s Expense Statement prejudice Landlord’s right to thereafter render a revised Landlord’s Expense Statement for the applicable Lease Year.

5.3 Monthly Expense Payment. Commencing on the first Basic Rent Payment Date following the submission of Landlord’s Expense Statement and continuing thereafter on each successive Basic Rent Payment Date until Landlord renders the next Landlord’s Expense Statement, Tenant shall pay to Landlord on account of its obligation under Section 5.1, a sum (the “Monthly Expense Payment”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s Estimated Operating Expenses for such Lease Year. Tenant’s first Monthly Expense Payment after receipt of Landlord’s Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Lease Year which have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under Section 5.1 for such Lease Year. From time to time during any Lease Year, Landlord may revise the Landlord’s Expense Statement and adjust Tenant’s Monthly Expense Payment to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant’s Monthly Expense Payments theretofore made on account of its obligation under Section 5.1 for such Lease Year, and the amount which would have been payable by Tenant during such Lease Year had Landlord billed Tenant for the revised Monthly Expense Payment for such prior elapsed months during such Lease Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.3.

5.4 Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant, within ninety (90) days after the end of each Lease Year, Landlord’s final determination of the amount by which the Landlord’s Operating Expenses for the Lease Year in question exceed the Base Operating Expenses and shall submit such information to Tenant in a written statement (the “Annual Expense Reconciliation”). Each Annual Expense Reconciliation must reconcile the aggregate of all Monthly Expense Payments made by Tenant in the Lease Year in question with Tenant’s Proportionate Share of the actual Landlord’s Operating Expenses for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within thirty (30) days after Tenant’s receipt of the Annual Expense Reconciliation; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 5. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within thirty (30) days after Tenant’s receipt of the Annual Expense Reconciliation; provided, however, that if the Term terminated as a result of a default, beyond applicable notice and cure periods, by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Basic Rent or Additional Rent.

5.5 Audit. For forty five (45) days following Landlord’s delivery to Tenant of the Annual Expense Reconciliation, Tenant will have the right, during normal business hours and upon no less than five (5) days prior written notice to Landlord, to examine Landlord’s books and records for the purpose of confirming the Annual Expense Reconciliation. Tenant will be deemed to have accepted the Annual Expense Reconciliation unless, within fifteen (15) days after Tenant’s examination of Landlord’s books and records. Tenant delivers an objection notice to Landlord specifying in detail why Tenant believes such Annual Expense Reconciliation is incorrect. Notwithstanding anything to the contrary contained in this Section 5.5, Tenant will not be permitted to examine Landlord’s books and records or to dispute any Annual Expense Reconciliation unless (i) Tenant has paid to Landlord all amounts due as shown on such Annual Expense Reconciliation, and (ii) Tenant has signed a confidentiality agreement reasonably acceptable to Landlord and Tenant. Tenant shall not engage the services of any legal counsel or other professional consultant who charges for its services on a so-called contingency fee basis for the purpose of reviewing Landlord’s books and records.

5.6 Survival. In no event will any adjustment in Tenant’s obligation to pay Additional Rent under this Article 5 result in a decrease in Basic Rent. Tenant’s obligation to pay Additional Rent, and Landlord’s obligation to credit and/or refund to Tenant any amount, pursuant to this Article 5 will survive the Termination Date.

5.7 Intentionally Omitted.

5.8 Operating Expenses With Respect to Tenant. Tenant shall also pay to Landlord, within thirty (30) days of written demand therefor, the amount of any increase in Landlord’s Operating Expenses which is attributable to Tenant’s use or manner of use of the Premises, to activities conducted on or about the Premises by Tenant or on behalf of Tenant or to any additions, improvements or alterations to the Premises made by or on behalf of Tenant as evidenced by invoices or receipts reflecting such additional expenses.

5.9 Bills and Statements. The provisions of Section 29.3 apply to Landlord’s Expense Statement.

ARTICLE 6

ELECTRICITY

6.1 Cost of Electricity. Tenant shall pay to Landlord on each Basic Rent Payment Date, in advance, the Minimum Electric Energy Charge. The Minimum Electric Energy Charge represents Landlord’s estimate of the annual cost of providing electric current to the Premises. If Landlord’s electric rates increase, the Minimum Electric Energy Charge will be proportionately increased. In addition, the Minimum Electric Energy Charge will be increased if based upon a survey of the electrical current and power load requirements in the Premises, Landlord’s electrical consultant determines that the actual cost of the electric current used in the Premises exceeds the Minimum Electric Energy Charge. Landlord’s consultant shall determine the proper cost of electricity consumed in the Premises based upon the costs and charges Tenant would pay to the utility company as a direct consumer. The Minimum Electric Energy Charge will be adjusted retroactively to the date of the survey. Landlord shall deliver a copy of the survey to Tenant, together with a statement setting forth the new Minimum Electric Energy Charge and the Survey Adjustment Amount. The “Survey Adjustment Amount” means (i) the new Minimum Electric Energy Charge applicable to the period from the date of the survey until the next Basic Rent Payment Date, less (ii) the total Minimum Electric Energy Charge actually paid by Tenant for the same period. Tenant shall pay the Survey Adjustment Amount to Landlord on the next Basic Rent Payment Date. Notwithstanding anything to the contrary contained herein, in no event will Tenant be entitled to a refund or credit of any kind against the Minimum Electric Charge paid or payable by Tenant, it being understood and agreed that the Minimum Electric Energy Charge is a minimum charge. If Tenant installs any high electrical usage equipment, Landlord reserves the right to place an electrical check meter on such equipment, as well as any other equipment used in conjunction therewith, at Tenant’s sole cost and expense. Tenant shall pay the charges for electrical energy consumed by such high electrical usage equipment in addition to all other sums due under this Lease. At the option of Landlord, Tenant agrees to purchase from Landlord, at commercially reasonable rates, all light bulbs, fluorescent lighting fixtures, starters, ballasts, lenses and grills used in the Premises as and when same require replacement, and to pay to Landlord the commercially reasonable costs of installing the same.

6.2 Tenant Not To Exceed Capacity. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent, connect any fixtures, appliances or equipment to the Building electric distribution system outside the Premises or make any alteration or addition to the electric system of the Premises. Any changes requested by Tenant must be sent in writing to Landlord, and if, in the reasonable judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or unreasonably interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant shall pay Landlord for such costs and expenses within twenty (20) days of Tenant’s receipt of an invoice therefor.

6.3 Electric Meters. Landlord reserves the right to install separate meters, submeters, check meters or other measuring devices to measure the electricity consumed in the Premises and in such event the Minimum Electric Energy Charge will be based on actual usage. If direct meters are installed, Tenant shall be responsible for payment of all charges directly to the utility company, such charges to include, without limitation, usage charges, installation charges, meter reading charges and demand factors. If submeters or check meters are installed, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after receipt of Landlord’s bill therefor, an amount equal to the average actual cost of electrical service per kwh payable by Landlord for the Building times Tenant’s consumption in the Premises as shown on said meter(s) and any tax in connection with the resale of electricity by Landlord to Tenant. Bills for such electrical usage shall be rendered by Landlord at such times as Landlord may elect and the amounts shown on such bills shall be paid by Tenant as Additional Rent within the thirty (30) days after receipt of such bills. Landlord shall be responsible for maintaining and repairing the submeters. The cost of installing meters or other measuring devices that are installed at the election of Landlord shall be divided equally among the tenants for whom the meters are installed at the same time and not based upon rentable area.

6.4 Utility Deregulation. If permitted by law, Landlord will have the right to choose the service providers that deliver electricity to the Premises. Tenant shall cooperate, without material cost or expense to Tenant, with Landlord and such service providers, including granting reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises. If the law prohibits Landlord from choosing the service providers that deliver electricity to the Premises, then Tenant’s choice of such service providers is subject to Landlord’s prior written consent, and no such service provider will be permitted to deliver service to or otherwise affect the Building’s electric system without such consent.

6.5 Landlord Not Liable. Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff, or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service or any cessation or interruption of the supply of electricity to the Premises, to the extent that any such change, cessation or interruption is not caused by or arising from Landlord’s gross negligence or willful misconduct. If such change, cessation or interruption shall be caused by Landlord’s gross negligence or willful misconduct, and same prevents Tenant’s use and occupancy of the Premises for the Permitted Use hereunder for five (5) consecutive days, then Tenant shall have the right to an abatement of Base Rent and Additional Rent for each day after such five (5) day period that any such change, cessation or interruption continues.

ARTICLE 7

MAINTENANCE; ALTERATIONS; REMOVAL OF TRADE FIXTURES

7.1 Tenant’s Maintenance. Tenant shall, at its sole cost and expense, keep the Premises in good order and condition (except for ordinary wear and tear) and, except as provided in Section 7.3, shall make all non-structural repairs, alterations, renewals and replacements and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition. Except as expressly provided in this Lease, Landlord will not be obligated to maintain, alter or repair the Premises. All repairs made by Tenant must be at least equal in quality to the original work.

7.2 Landlord’s Repairs. Landlord shall make all repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls, the exterior windows and the roof of the Building, all mechanical, electrical, plumbing, HVAC systems within the Building (other than supplemental HVAC units and the duct distribution systems within the Premises) and Common Areas; provided, however, that if such repairs and replacements (including repairs and replacements with respect to the Property) are necessitated by the intentional acts or gross negligence of Tenant or Tenant’s Visitors and the costs of such repairs and replacements are not covered by Landlord’s insurance, then Tenant shall reimburse Landlord, upon demand, for the reasonable cost thereof (including the cost of any applicable deductible under Landlord’s insurance). The costs and expenses incurred by Landlord in connection with such repairs and replacements will be included in Landlord’s Operating Expenses to the extent permitted by the terms of this Lease.

7.3 Requirements for Tenant’s Maintenance. All maintenance and repair, and each addition, improvement or alteration, performed by on behalf of Tenant must be (a) completed expeditiously in a good and workmanlike manner, and in compliance with all applicable Legal Requirements and Insurance Requirements, (b) completed free and clear of all Liens, and (c) performed in a manner and by contractors reasonably approved by Landlord to the extent such work involves any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building.

7.4 Permitted Alterations.

(a) Provided Tenant is not in default of any its obligations under this Lease, Tenant may, upon prior written notice to Landlord and submission to Landlord of plans and specifications therefor, make interior, non-structural additions, improvements or alterations to the Premises having an aggregate cost not to exceed $10,000.00, so long as the same do not (i) require a building permit, (ii) affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing or other system of the Building, (iii) affect the outside appearance of the Building, (iv) affect the roof of the Building, or (v) affect any structural element of the Building.

(b) Landlord’s Consent to Alterations. Tenant shall not make any addition, improvement or alteration to the Land or Building. In addition, Tenant shall not make any addition, improvement or alteration of the Premises having an aggregate cost in excess of $10,000.00 or (i) requiring a building permit, (ii) affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building, or (iii) affecting the outside appearance of the Building, the roof of the Building, the ingress to or the egress from the Premises and/or any structural element of the Building (such work, “Major Work”), unless Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which approval will be at Landlord’s sole and absolute discretion).

(c) Building Systems. Tenant shall bid any addition, improvement or alteration work to at least three contractors, one of which shall be The Walsh Company, and shall forward copies of such bids to Landlord, together with Tenant’s recommendation as to which contractor should perform such work. Within ten (10) days of receiving the bids, Landlord shall notify Tenant in writing if it objects to Tenant’s recommendation as to which of the three contractors should perform such work. If Landlord fails to respond in such ten (10) day period, Landlord shall be deemed to have consented to Tenant’s recommendation. Notwithstanding anything contained in the Lease to the contrary, Landlord reserves the right to require Tenant to use Landlord’s designated engineers and contractors in connection with any Major Work.

7.5 (a) Surrender of Alterations. Each addition, improvement and alteration to the Premises other than the Finish Work (each a “Tenant Improvement”) will, upon installation, become the property of Landlord and be deemed to be a part of the Premises unless Landlord, by written notice to Tenant, delivered together with Landlord’s approval of same, elects to relinquish Landlord’s right to such Tenant Improvement. If Landlord elects to relinquish its right to any Tenant Improvement, Tenant shall, prior to the Termination Date, remove such Tenant Improvement and promptly repair any damage to the Premises caused by the installation or removal of such Tenant Improvement and restore the Premises to the condition existing prior to the installation of such Tenant Improvement. Notwithstanding anything to the contrary contained in this Section 7.5, without the need of Landlord giving Tenant notice, prior to the Termination Date, Tenant shall remove all furniture, equipment and non-standard office specialty improvements or above standard improvements (i.e., raised flooring, built-in bookcases, wall coverings, etc.) and all wires install by Tenant for voice and telecommunication data equipment. “ Tenant shall repair any damage to the Demised Premises caused by such removal

(b) Removal of Improvements. Tenant may install in, and remove from, the Premises any trade equipment, machinery and personal property belonging to Tenant (such trade equipment, machinery and personal property will not become the property of Landlord), .provided that (i) Tenant shall repair all damage caused by such installation or removal; (ii) Tenant shall not install any equipment, machinery or other items on the roof of the Building or make any openings in the roof; and (iii) Tenant shall not install any equipment, machinery or other items on the floor, walls or ceiling of the Premises that exceed the load bearing capacity or compromise the structural integrity of the floor, walls or ceiling of the Premises.

ARTICLE 8

USE OF PREMISES

8.1 Permitted Use. Tenant shall not use or permit the use of the Premises for any purpose other than the Permitted Use specified in the Basic Lease Provisions.

8.2 Prohibited Uses. Tenant shall not use or permit the use of the Premises in any manner or for any purpose or do, bring or keep anything, or permit anything to be done, brought or kept in the Premises that (a) violates any Legal Requirement or Insurance Requirement, (b) could overload the electrical or mechanical systems of the Building or exceed the design criteria, affect the structural integrity, character, appearance or fair market value of the Building, (c) in the reasonable judgment of Landlord, may impair or interfere with the proper and economic heating or air conditioning of the Building; or (d) in the reasonable judgment of Landlord, may interfere with the use or occupancy of any portion of the Building outside of the Premises by Landlord or any other tenant or occupant of the Building.

8.3 Dispensing Food. Tenant shall not, without the prior written consent of Landlord, permit the dispensing, preparation, or serving of any beverages or food in the Premises, except as may be usual and customary in an office kitchenette.

8.4 Parking. (a) Provided Tenant is not in default of its obligations under this Lease, beyond any applicable notice and cure periods, Tenant will have a nonexclusive revocable license (the “License”) during the term of this Lease to park up to the number of cars indicated in the Basic Lease Provisions in the parking area of the Property. Landlord will not be responsible to Tenant for enforcing the License or for violation of the License by third parties. Any of the following actions by Tenant and/or Tenant’s Visitors will be deemed a default under this Lease: (i) the use of more parking spaces than the number indicated in the Basic Lease Provisions; (ii) parking in spaces designated for the exclusive use of other parties, (iii) parking outside of marked parking spaces, (iv) the maintenance, repair or cleaning of any vehicle in the parking area, and (v) the violation of any other parking rules and regulations promulgated by Landlord. If the number of parking spaces in the parking area of the Property is reduced by circumstances beyond the reasonable control of Landlord, the number of spaces indicated in the Basic Lease Provisions will be reduced proportionately.

(b) Landlord will have no liability for any damage to vehicles on the Property or for any loss of property from within such vehicles, or for any injury suffered by Tenant’s employees or Tenant’s Visitors, except to the extent such loss, damage or injury is caused solely by Landlord’s gross negligence or willful misconduct. Tenant shall advise its employees, Tenant’s Visitors, and any subtenant’s employees of the requirements of this Section 8.4 and Tenant shall be responsible for compliance by such parties with such requirements. If Tenant or Tenant’s Visitors park illegally or in areas designated for use by others, or in driveways, fire lanes or areas not striped for general parking or otherwise violate any parking rules and regulations promulgated by Landlord, then Landlord may, at Tenant’s sole cost and expense, tow such vehicles away from the Property and/or attach violation notices to such vehicles. Any amount due from Tenant pursuant to this Article will be deemed Additional Rent and Tenant shall pay such amounts to Landlord upon demand. Landlord reserves the right, from time to time, to assign and re-assign to Tenant and other tenants of the Building specific parking spaces, and Tenant agrees to be bound thereby provided that the number of parking spaces indicated in the Basic Lease Provisions will not be reduced.

8.5 Permits, Licenses and Authorizations. Tenant shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant’s business at the Premises.

ARTICLE 9

LANDLORD’S SERVICES

9.1 Landlord’s Services. Provided Tenant is not in default under any of the provisions of this Lease beyond applicable grace periods provided herein, Landlord shall furnish to Tenant the services set forth in this Article 9. Tenant acknowledges that Landlord is required to furnish air cooling, heat, ventilation, building maintenance and other facilities and services (collectively “Building Services”) only during Building Hours. If Tenant desires Building Services outside Building Hours (such period referred to herein as “Extra Hours”), Landlord will provide Building Services (excluding Janitorial Service) to Tenant during such Extra Hours provided that: (i) Tenant pays to Landlord a special charge (“Extra Hours Charge”), and (ii) Tenant’s request for Extra Hours Building Services is received by Landlord prior to 12:00 PM on the day for which such Extra Hours Building Services are requested, unless such day is a Saturday, Sunday or Building Holiday, in which case such request must be received prior to 12:00 PM on the last business day preceding such Saturday, Sunday or Building Holiday. The Extra Hours Charge will be a standard hourly rate determined by Landlord from time to time. The initial Extra Hours Charge will be $75.00 per hour and is subject to a minimum four (4) hour billing period. Tenant shall pay the Extra Hours Charge to Landlord within thirty (30) days after receipt of a statement therefor.

9.2 Elevators. Tenant will have the nonexclusive right to use passenger elevators in the Building, if applicable, to obtain access to the Premises at all times, except during reasonable closures for breakdowns, repairs, or maintenance. Landlord will have no liability for any such closures. If the Building has a freight elevator, Tenant may use it only during times approved in advance by Landlord.

9.3 Heating and Air Cooling. Landlord shall furnish heat when and as required by law and air cooling during Building Hours when, in the reasonable judgment of Landlord, it is required for the comfortable occupancy of the Premises, so long as the indoor temperature shall not fall below 68 degrees Fahrenheit or rise above 78 degrees Fahrenheit. The performance of the Landlord’s base building HVAC system in the Premises as specified in the immediately preceding sentence shall be predicated upon the proper engineering and installation of the Tenant HVAC system, which is the responsibility of the Tenant. These specifications shall also not apply to specialty areas, such as server rooms, data centers, etc, which may require supplemental cooling and/or heating. Landlord shall provide ventilation for the Premises during Building Hours. Tenant shall cooperate fully with Landlord and abide by all regulations and requirements that Landlord reasonably prescribes for the proper functioning and protection of its heating, air cooling and ventilation systems. Tenant shall not construct any partitions or other obstructions that interfere with Landlord’s access to Landlord’s mechanical installations, including, but not limited to, air cooling, fans, ventilating and machine rooms and electrical closets, and ceiling and plenum installations. Tenant, its agents, employees and contractors shall not enter any enclosures containing Landlord’s mechanical installations or tamper, adjust, touch or otherwise affect such mechanical installations. Tenant shall keep all windows in the Premises closed when the air cooling system is in operation.

9.4 Water. Landlord shall furnish adequate hot and cold water at standard Building temperatures to the Building for drinking, lavatory and cleaning purposes. Tenant shall pay to Landlord, within thirty (30) days after delivery of a bill therefor, Tenant’s Proportionate Share of all water consumed in the Building.

9.5 Common Area Maintenance. Landlord shall furnish electrical lighting, cleaning, and maintenance, repair and replacements of the Common Areas of the Building and the Property.

9.6 Intentionally Deleted

9.7 (a) Office Cleaning. Landlord shall provide the janitorial services described on Schedule C attached hereto (“Janitorial Services”), provided the Premises are kept in reasonable order by Tenant Janitorial Services will not be provided on Saturdays, Sundays or Building Holidays. Landlord will not be obligated to furnish Janitorial Services during any period in which Tenant is in default of any of its obligations under this Lease beyond applicable notice and cure periods.

(b) Special Cleaning Services. If Tenant requests special or more frequent cleaning and janitorial services (“Special Cleaning Services”), Landlord may, upon reasonable advance notice by Tenant, elect to furnish such Special Cleaning Services and Tenant shall to pay Landlord, within thirty (30) days of being billed therefor, Landlord’s reasonable, out of pocket charge for providing such Special Cleaning Services. Special Cleaning Services include, but are not limited to the following: (i) cleaning of permitted eating facilities (if any), including the removal of garbage therefrom, (ii) cleaning of computer centers, including peripheral areas, and the removal of waste paper therefrom, (iii) cleaning of special equipment areas, kitchen areas, private toilets and locker rooms, medical centers and large scale duplicating rooms (if any), (iv) cleaning of areas of special security, such as storage units, (v) consumable supplies for private toilet rooms, (vi) cleaning of light fixtures, (viii) cleaning or shampooing of carpeting and the cleaning, waxing, refinishing and buffing of non-carpeted areas, (viii) stain removal, (ix) painting, (x) removal of any refuse in excess of the amount ordinarily accumulated in routine office occupancy, as determined by Landlord.

(c) Performance of Janitorial Services. Tenant shall grant Landlord’s cleaning personnel and contractors access to the Premises from and after 5:30 PM on weekdays and at any time on Saturdays, Sundays and Building Holidays for the purpose of performing the Janitorial Services. Tenant shall not hinder the performance of the Janitorial Services and, if Tenant does hinder the performance of the Janitorial Services, Landlord will have no liability to Tenant on account thereof. Tenant shall supply adequate waste receptacles, cabinets and bookcases to prevent unreasonable hardship to Landlord in discharging its obligations regarding Janitorial Services. If any Legal Requirement requires trash to be separated into different components before carting (e.g., office paper, computer paper, newspaper, cans and bottles), Tenant shall comply with such requirements and shall supply adequate receptacles for each such component at Tenant’s sole expense.

9.8 Telecommunications. Subject to the rules and regulations of Landlord and any applicable telecommunications provider, Tenant will have access to the existing telecommunications system in the Building, if any. Tenant hereby acknowledges that the telecommunications system has been installed and is operated by a third-party provider, not Landlord. Landlord makes no representations or warranties with respect to the telecommunications system. Tenant acknowledges that telecommunications service may be suspended or reduced by reason of repairs, alterations, improvements, accidents, or other causes beyond the reasonable control of Landlord. Any such interruption or suspension of services will not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, nor render Landlord liable to Tenant for damages by abatement of rent or otherwise, nor relieve Tenant of any of its obligations under this Lease; provided same is not caused by or arises from Landlord’s gross negligence or willful misconduct. Tenant shall contract directly with the company providing telecommunications services to the Premises. Tenant shall pay all charges for telecommunications services before any interest or penalties are added thereto and shall furnish to Landlord, upon request, satisfactory proof of payment.

9.9 Interruption of Services. Landlord reserves the right to suspend the Building Services on account of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, acts of God, riot, war, terrorism, interference by civil or military authorities, or any other cause beyond Landlord’s control or for emergency, inspection, cleaning, repairs, replacement, alterations, improvements or that Landlord reasonably deems desirable or necessary. Landlord shall use reasonable efforts to restore any Building Services suspended pursuant to this Section 9.9. Except if caused by Landlord’s gross negligence or willful misconduct, Landlord will not be liable to Tenant for any costs, expenses or damages incurred by Tenant as a result of any failure to furnish any Building Services and such failure will not (i) be construed as a constructive eviction or eviction of Tenant, (ii) excuse Tenant from the performance of any of its obligations hereunder, or (iii) entitle Tenant to any abatement or offset against Basic Rent or Additional Rent. In addition, no deduction from Basic Rent or Additional Rent will be permitted on account of any Building Services used by Tenant. Notwithstanding anything in this Lease to the contrary, should there be any interruption in any essential services to the Premises (defined as elevator service, electrical services, heating, ventilation or air conditioning, water, sewer, or telecommunications) caused by Landlord’s gross negligence or willful misconduct, and such interruption prevents Tenant’s use and occupancy of the Premises for the Permitted Use hereunder for five (5) consecutive days, Tenant shall be entitled to an abatement of all Basic Rent and Additional Rent payable under this Lease for each day after such five (5) day period that the interruption of such services prevents Tenant’s use and occupancy of the Premises.

9.10 Energy Conservation. Landlord and Tenant shall comply with all mandatory and voluntary energy conservation controls and requirements imposed or instituted by the federal, state or local governments and applicable to office buildings, or as may be required to operate the Building as an office building comparable to equivalent facilities in the county in which the Property is located. These controls and requirements may include, without being limited to, controls on the permitted range of temperature settings in office buildings and curtailment of the volume of energy consumed or the hours of operation of the Building. Any terms or conditions of this Lease that conflict with such controls and requirements will be suspended for the duration of such controls and requirements. Compliance with such controls and requirements will not be considered an eviction, actual or constructive, of Tenant from the Premises and will not entitle Tenant to terminate this Lease or to an abatement of any Basic Rent or Additional Rent.

ARTICLE 10

COMPLIANCE WITH REQUIREMENTS

10.1 Compliance. Tenant shall (i) comply with all Legal Requirements and Insurance Requirements applicable to the Premises and Tenant’s use thereof, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for Tenant’s use of the Premises and for the proper operation, maintenance and repair of the Premises. Landlord shall, at no cost to Landlord, join in any application for any permit or authorization with respect to Legal Requirements if such joinder is necessary. If any structural repairs or replacements are required in order for Tenant to comply with its obligations under this Section 10.1, Landlord shall perform such repairs or replacements and Tenant shall, within thirty (30) days notice, reimburse Landlord for the reasonable, out of pocket costs and expenses incurred by Landlord in connection with such repairs or replacements.

10.2 Increases in Insurance Premiums. Tenant shall not do, or permit to be done, anything in or to the Premises, or keep anything in the Premises that increases the cost of the any insurance maintained by Landlord. Tenant shall, upon demand, pay to Landlord any such increase in insurance premiums and any other related insurance costs incurred by Landlord as result of the negligence, carelessness or willful action of Tenant or Tenant’s Visitors.

ARTICLE 11

COMPLIANCE WITH ENVIRONMENTAL LAWS

11.1 Environmental Laws. Tenant shall comply, at its sole cost and expense, with all Environmental Laws in connection with Tenant’s use and occupancy of the Premises; provided, however, that the provisions of this Article 11 will not obligate Tenant to comply with the Environmental Laws if such compliance is required solely (i) as a result of the occurrence of a spill, discharge or other event before the Commencement Date, (ii) if such spill, discharge or other event was not caused by the act, negligence or omission of Tenant or Tenant’s Visitors or (iii) by a change in Environmental Laws affecting the Building only and not the Premises and which are otherwise Landlord’s obligations hereunder.

11.2 Copies of Environmental Documents. Tenant shall deliver promptly to Landlord a true and complete copy of any correspondence, notice, report, sampling, test, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.

11.3 Hazardous Substances and Hazardous Wastes. Tenant shall not cause or permit any Hazardous Materials to be kept in the Premises, except for de minimus quantities of cleaning supplies, medicines and other materials used by Tenant in the ordinary course of its business and in accordance with all Legal Requirements. Tenant shall not engage in, or permit any other person or entity to engage in, any activity, operation or business in the Premises that involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes.

11.4 (a) Discharge. If a spill or discharge of any Hazardous Material occurs on or from the Premises, Tenant shall give Landlord immediate oral and written notice of such spill and/or discharge, setting forth in reasonable detail all relevant facts, including, without limitation, a copy of (i) any notice of a violation, or a potential or alleged violation, of any Environmental Law received by Tenant or any subtenant or other occupant of the Premises; (ii) any inquiry, investigation, enforcement, cleanup, removal, or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises; (iii) any claim instituted or threatened against Tenant or any subtenant or other occupant of the Premises; and (iv) any notice of the restriction, suspension, or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all costs and expenses relating to compliance with applicable Environmental Laws (including, without limitation, the costs and expenses of site investigations and the removal and remediation of such Hazardous Material.

(b) Landlord’s Cleanup Rights. Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, to take such action as Landlord deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any Hazardous Material on or from the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, on demand, pay to Landlord all costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.

11.5 (a) ISRA. If Tenant’s operations at the Premises now or hereafter constitute an “Industrial Establishment” (as defined under ISRA) or are subject to the provisions of any other Environmental Law, then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA and any other applicable Environmental Law to the satisfaction of the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation required in connection therewith) in connection with (i) the occurrence of the Termination Date, (ii) any termination of this Lease prior to the Termination Date, (iii) any closure, transfer or consolidation of Tenant’s operations at the Premises, (iv) any change in the ownership or control of Tenant, (iv) any permitted assignment of this Lease or permitted sublease of all or part of the Premises or (v) any other action by Tenant which triggers ISRA or any other Environmental Law.

(b) Compliance with ISRA. Tenant further agrees to implement and execute all of the provisions of this section in a timely manner so as to coincide with the termination of this Lease or to coincide with the vacating of the Premises by Tenant at any time during the term of this Lease. In connection with subsection (a) above, if, with respect to ISRA, Tenant fails to obtain a no further action and covenant not to sue letter from the New Jersey Department of Environmental Protection or to otherwise comply with the provisions of ISRA prior to the Termination Date, or if, with respect to any other Environmental Law, Tenant fails to fully comply with the applicable provisions of such other Environmental Law prior to the Termination Date, Tenant will be deemed to be a holdover tenant and shall pay rent at the rate set forth in Section 24.3 and shall continue to diligently pursue compliance with ISRA and/or such other Environmental Law. Upon Tenant’s full compliance with the provisions of ISRA or of such other Environmental Law, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date.

11.6 (a) Landlord’s ISRA Compliance. In connection with (i) any sale or other disposition of all or part of Landlord’s interest in the Premises, (ii) any change in the ownership or control of Landlord, (iii) any condemnation, (iv) any foreclosure or (v) any other action by Landlord which triggers ISRA or any other Environmental Law, Landlord shall comply, at its sole cost and expense, with all requirements of ISRA and such other applicable Environmental Law; provided, however, that if any site investigation is required as a result of Tenant’s use and occupancy of the Premises or a spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall pay all costs associated with such site investigation and, if any removal and remediation is required as a result of a spill or discharge of a hazardous substance or hazardous waste caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, upon demand by Landlord, pay all costs associated with such removal and remediation.

(b) Tenant’s Cooperation. If, in order to comply with any Environmental Law, Landlord requires any affidavits, certifications or other information from Tenant, Tenant shall, at no charge to Landlord, deliver the same to Landlord within five (5) business days of Landlord’s request therefor.

11.7 Notices. If Landlord has given to Tenant the name and address of any holder of an Underlying Encumbrance, Tenant agrees to send to said holder a photocopy of those items given to Landlord pursuant to the provisions of Section 11.2.

11.8 Survival. Tenant’s obligations under this Article 11 shall survive the expiration or earlier termination of this Lease.

11.9 North American Industry Classification System. Tenant hereby represents and warrants to Landlord that Tenant’s operations at the Premises will at all times have the following North American Industry Classification System (“NAICS”) code: 541710.

ARTICLE 12

DISCHARGE OF LIENS

Within fifteen (15) days after receipt of notice thereof, Tenant shall discharge any Lien on the Premises caused by or arising out of Tenant’s acts or Tenant’s failure to perform any obligation under this Lease, except as provided in Article 13 below.

ARTICLE 13

PERMITTED CONTESTS

Tenant may, by appropriate proceedings, contest the amount, validity or application of any Legal Requirement which Tenant is obligated to comply with or any Lien which Tenant is obligated to discharge, provided that (a) such proceedings suspend the collection thereof, (b) no part of the Premises, Basic Rent or Additional Rent or any other sum payable hereunder is subject to loss, sale or forfeiture during such proceedings, (c) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (d) Tenant furnishes such security as may be required in the proceedings or reasonably requested by Landlord, (e) such proceedings do not affect the payment of Basic Rent, Additional Rent or any other sum payable to Landlord hereunder or prevent Tenant from using the Premises for its intended purposes, and (f) Tenant notifies Landlord of such proceedings not less than ten (10) days prior to the commencement thereof and describes such proceedings in reasonable detail. Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required to be paid by Tenant.

ARTICLE 14

INSURANCE; INDEMNIFICATION

14.1 (a) Tenant’s Insurance. Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the State of New Jersey and are rated at least A (Class X) in Best’s Key Rating Guide:

(i) Commercial general liability insurance (including, during any period when Tenant is making alterations or improvements to the Premises, coverage for any construction on or about the Premises), against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises in an amount per occurrence of not less than $5,000,000.00 combined single limit. If the policy covers other locations owned or Leased by Tenant, then such policy must include an aggregate limit per location endorsement.

(ii) Special form (all risk) personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises with an agreed endorsement in an amount equal to the full replacement cost of such property.

(iii) Workers’ compensation insurance coverage for the full statutory liability of Tenant and employers’ liability insurance with a limit of not less than (x) $100,000 per accident, (y) $500,000 disease, policy limit, and (z) $100,000 disease, each employee.

(iv) Business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to those events commonly insured against by reasonably prudent tenants and/or attributable to Tenant’s inability to access or occupy (all or part of) the Premises.

(v) Such other insurance as Landlord deems necessary and prudent or as may be required by any Lender or Master Landlord.

(b) Policy Requirements. The policies of insurance required to be maintained by Tenant pursuant to this Section 14.1 must be reasonably satisfactory to Landlord and must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name as the insured parties (except for workers’ compensation insurance and business interruption insurance) Landlord, Lender, any parties named by Landlord, in writing, as having an interest in the Premises, and Tenant, as their respective interests may appear. All such policies (except for worker’s compensation insurance) must (i) provide that thirty (30) days’ prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage will be given to Landlord and that such insurance will not be invalidated by (x) any act or neglect of Landlord or Tenant or any owner of the Property, (y) any change in the title or ownership of the Property, or (z) occupation of the Premises for purposes more hazardous than are permitted by such policy, and (ii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not. All policies must include a contractual liability endorsement evidencing coverage of Tenant’s obligation to indemnify Landlord pursuant to Section 14,3 hereof. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this

Lease. The deductible for any insurance policy required hereunder must not exceed $10,000. Tenant will have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(c) Certificates of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies or certificates evidencing all insurance Tenant is obligated to carry under this Lease. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord original or duplicate policies or certificates evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) Acord Form 27 with respect to property insurance, and (ii) Acord Form 25-S with respect to liability insurance or, in each case, on successor forms approved by Landlord.

(d) No Separate Insurance. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14.1 unless Landlord and Tenant are named as insureds therein.

(e) Tenant’s Failure to Maintain Insurance. If Tenant fails to maintain the insurance required by this Lease, Landlord may, but will not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14.1(e).

14.2 Waivers. (a) Landlord hereby waives and releases Tenant, and Tenant hereby waives and releases Landlord, from any and all liabilities, claims and losses for which the released party is or may be held liable to the extent of any insurance proceeds received by the injured party.

(b) Bach party hereto agrees to have included in its property insurance policies a waiver of the insurer’s right of subrogation against the other party. If such a waiver is not enforceable or is unattainable, then such insurance policy must contain either (i) an express agreement that such policy will not be invalidated if Landlord or Tenant, as the case may be, waives its right of recovery against the other party, or (ii) any other form for the release of Landlord or Tenant, as the case may be. If such waiver, agreement or release is not obtainable from a party’s insurance company, then such party shall notify the other party of such fact and shall use its best efforts to obtain such waiver, agreement or release from another insurance company satisfying the requirements of this Lease.

14.3 Indemnification.

(a) Tenant hereby indemnifies, and shall pay, protect and hold Landlord harmless from and against all liabilities, losses, claims, demands, costs, expenses (including reasonable attorneys’ fees and expenses) and judgments of any nature, (except to the extent Landlord is compensated by insurance maintained by Landlord or Tenant hereunder and except for such of the foregoing as arise from the gross negligence or willful misconduct of Landlord, its agents, servants or employees), arising, or alleged to arise, from or in connection with (i) any injury to, or the death of, any person or loss or damage to property on or about the Premises, (ii) any violation of any Legal Requirement or Insurance Requirement, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises, (iv) Tenant’s occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers’ compensation laws), and (v) any default, beyond applicable notice and cure periods, in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, and (vi) any act or omission of Tenant, or any officer, agent, employee, guest, or invitee of Tenant. Tenant shall, at its sole cost and expense, defend any action, suit or proceeding brought against Landlord by reason of any such occurrence with independent counsel selected by Tenant and reasonably acceptable to Landlord. The obligations of Tenant under this Section 14.3 will survive the expiration or earlier termination of this Lease.

(b) Landlord hereby indemnifies, and shall pay, protect and hold Tenant harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys’ fees and expenses) and judgments of any nature arising from any discharge of hazardous substances or a violation of any Environmental Laws occurring prior to the Commencement Date, other than a discharge or violation caused by Tenant or which occurred in the Premises.

(c) Landlord further indemnifies, and shall pay, protect and hold Tenant harmless from and against all liabilities, losses, claims, demands, costs, expenses (including reasonable attorneys’ fees and expenses) and judgments of any nature (except to the extent Tenant is compensated by insurance maintained by Tenant hereunder and except for such of the foregoing as arise from the gross negligence or willful misconduct of Tenant, its agents, servants or employees), arising from or in connection with (i) any violation of any Legal Requirement, (ii) any default beyond applicable notice and cure periods in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease. Landlord shall, at its sole cost and expense, defend any action, suit or proceeding brought against Tenant by reason of any such occurrence with independent counsel selected by Landlord and reasonably acceptable to Tenant. The obligations of Landlord under this Section 14.3 will survive the expiration or earlier termination of this Lease.

14.4 No Claims. Tenant shall not make any claim against Landlord for (a) any damage to, or loss of, any property of Tenant or any other person, or (b) any acts or omissions of any other tenants in the Building or on the Property. Neither party hereto shall make any claim against the other for business interruption or consequential damages. Tenant hereby waives all of claims against Landlord with respect to the foregoing except if such claim arises from Landlord’s willful misconduct. Landlord hereby waives all of its claims against Tenant with respect to the foregoing except if such claim arises from Tenant’s willful misconduct. The provisions of this Section 14.4 will survive the expiration or earlier termination of this Lease.

ARTICLE 15

ESTOPPEL CERTIFICATES

15.1 Estoppel Certificates. Upon not less than seven (7) days’ prior notice by Landlord, Tenant shall execute and deliver to Landlord a statement certifying (i) the Commencement Date, (ii) the Termination Date, (iii) the dates of any amendments or modifications to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and modifications have been properly executed and are in full force and effect, (v) the current annual Basic Rent, the current monthly installments of Basic Rent and the date on which Tenant’s obligation to pay Basic Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Landlord’s Operating Expenses, (vii) the date to which Basic Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) if applicable, that all work to be done to the Premises by Landlord has been completed in accordance with this Lease and has been accepted by Tenant, except as specifically provided in the estoppel certificate, (x) that no installment of Basic Rent or Additional Rent has been paid more than thirty (30) days in advance, (xi) that Tenant is not in arrears in the payment of any Basic Rent or Additional Rent, (xii) that, to the best of Tenant’s knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (xiii) that, to the best of Tenant’s knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Basic Rent or Additional Rent or against enforcement of this Lease by Landlord, (xiv) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Termination Date or to purchase the Premises, except as specifically provided in this Lease, (xv) that Tenant has not received any notice of violation of any Legal Requirement or Insurance Requirement relating to the Building or the Premises, (xvi) that Tenant has not assigned this Lease or sublet all or any portion of the Premises except as specifically provided in the estoppel certificate, (xvii) that to Tenant’s knowledge, no Hazardous Materials have been generated, manufactured, refined, transported, treated, stored, handled, disposed or spilled on or about the Premises by Tenant or any of Tenant’s employees, agents or contractors, and (xviii) such other matters as reasonably requested by Landlord. Tenant hereby acknowledges and agrees that such statement may be relied upon by any mortgagee, or any prospective purchaser, tenant, subtenant, mortgagee or assignee of any mortgage, of the Property or any part thereof.

15.2 Tenant’s Failure to Execute Estoppel Certificate. If Tenant fails to timely execute and deliver an estoppel certificate within seven (7) days after Landlord provides Tenant with written notice that Tenant has failed to timely execute and deliver an estoppel certificate with in the seven (7) day period set forth in Section 15.1, Tenant will be deemed to have irrevocably authorized Landlord, as Tenant’s agent and attorney-in-fact, to execute and deliver such estoppel certificate on Tenant’s behalf. The exercise of such power by Landlord will not be deemed a waiver of Tenant’s default in the performance of its obligations under this Article 15.

ARTICLE 16

ASSIGNMENT AND SUBLETTING

16.1 Prohibition. Except as otherwise expressly provided in this Article 16, Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise, without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold or delay. Any consent granted by Landlord in any instance will not be construed to constitute a consent with respect to any other instance or request. If the Premises or any part thereof should are sublet, used, or occupied by anyone other than Tenant in violation of this Article 16, then, or if this Lease is assigned by Tenant, Landlord will have the right to collect rent from the assignee, subtenant, user or occupant, but no such assignment, subletting, use, occupancy or collection will be deemed (i) a waiver of any of Landlord’s rights or Tenant’s obligations under this Article 16, (ii) the acceptance of such assignee, subtenant, user or occupant as tenant, or (iii) a release of Tenant from the performance of any its obligations under this Lease.

16.2 Tenant’s Notice. If Tenant desires to sublet the Premises or assign this Lease, Tenant shall submit to Landlord a written notice (“Tenant’s Notice”) setting forth in reasonable detail:

(a) the name and address of the proposed subtenant or assignee;

(b) the terms and conditions of the proposed subletting or assignment (including the proposed commencement date of the sublease or the effective date of the assignment, which must be at least thirty (30) days after Tenant’s Notice is delivered to Landlord);

(c) the nature and character of the business of the proposed subtenant or assignee;

(d) banking, financial, and other credit information relating to the proposed subtenant or assignee in reasonably sufficient detail to enable Landlord to determine the proposed subtenant’s or assignee’s financial responsibility; and

(e) in the case of a subletting, complete plans and specifications for any work to be done in the Premises to be sublet.

16.3 Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s Notice, Landlord shall notify Tenant whether Landlord (i) consents to the proposed sublet or assignment, (ii) does not consent to the proposed sublet or assignment, or (iii) elects to exercise its recapture right, as described in Section 16.5. Landlord will have the right to withhold its consent to the proposed sublease or assignment if (1) the proposed assignee’s or subtenant’s financial condition is not, in the reasonable judgment of Landlord, comparable to that of Tenant on the date this Lease was executed, (2) Tenant is offering to sublet or assign space at a rate that is below the then market rate being charged by Landlord for space of like availability and quantity, (3) the proposed sublease or assignment would be to an existing tenant, subtenant or other occupant of the Building (or to any subsidiary or affiliate of the foregoing), (4) the proposed sublease or assignment would be to any prospective tenant (or to a subsidiary or affiliate thereof) with whom Landlord has negotiated for the leasing of space in the Building during the six (6) month period prior to Landlord’s receipt of Tenant’s Notice, (5) the business of the proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create an unreasonable increase in use of the facilities of the Building, (6) the business of the proposed subtenant or assignee, as determined by its North American Industry Classification System, would make it subject to the provisions of ISRA, (7) the proposed sublease or assignment affects materially and adversely the quality or marketability of the Building, or (8) the proposed subtenant or assignee will, in Landlord’s reasonable judgment, demean the character of the Building.

16.4 Requirements. In addition to the foregoing requirements,

(a) no assignment or sublease will be permitted if, at the effective date of such assignment or sublease, Tenant is in default, beyond applicable notice and cure periods, under this Lease;

(b) no assignment or sublease will be permitted unless Tenant agrees, at the time of the proposed assignment or sublease and in Tenant’s Notice, to pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of all Net Rental Proceeds; and

(c) Tenant shall not advertise in any publication, flyer or electronic communication any sublease or assignment at a rate that is below the then market rate being charged by Landlord for space of like availability and quantity.

16.5 (a) Recapture. If Tenant proposes to sublease or assign or otherwise transfer any interest in this Lease or the Premises affecting, collectively with all other subleases, assignments, or transfers then in effect, more than fifty percent (50%) of the rentable square footage of the Premises, then Landlord will have the right, exercisable by written notice (the “Recapture Notice”) to Tenant within thirty (30) days after receipt of Tenant’s Notice, to recapture the space described in Tenant’s Notice (the “Recapture Space”). The Recapture Notice will cancel and terminate this Lease with respect to the Recapture Space as of the date stated in Tenant’s Notice for the commencement of the proposed assignment or sublease and Tenant shall surrender possession of the Recapture Space as of such date. Thereafter, the Basic Rent and Additional Rent will be equitably adjusted based upon the square footage of the Premises then remaining, after deducting the square footage attributable to the Recapture Space.

(b) Landlord’s Exercise. If Landlord elects to exercise its recapture right and the Recaptured Space is less than the entire Premises, then Landlord, at its sole expense, will have the right to make any alterations to the Premises required, in Landlord’s reasonable judgment, to make such Recaptured Space a self-contained rental unit. Landlord shall perform all such work, if any, with as little inconvenience to Tenant’s business as is reasonably possible; provided, however, that (i) Landlord will not be required to perform such work after normal business hours or on weekends, and (ii) Landlord will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises on account of such work and will not be liable to Tenant on account of same; provided that such eviction, constructive eviction or disturbance is not caused by or arises from Landlord’s gross negligence or willful misconduct.

16.6 Sublease Requirements. In addition to the foregoing requirements, each sublease must contain the following provisions:

(a) The sublease must be subject and subordinate to all of the terms and conditions of this Lease.

(b) At Landlord’s option, if this Lease terminates prior to the expiration of the sublease, the subtenant must make full and complete attornment to Landlord for the balance of the term of the sublease. Such attornment must be evidenced by an agreement in form and substance satisfactory to Landlord executed and delivered by subtenant within ten (10) business days after Landlord’s request therefor.

(c) The term of the sublease must not extend beyond a date which is one day prior to the Termination Date.

(d) The subtenant will not be permitted to further sublet all or any portion of the subleased space or to assign its sublease without Landlord’s prior written consent.

16.7 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 16, any sublease or assignment to a Tenant Affiliate or any Permitted Transfer will not require Landlord’s consent and will not be subject to Sections 16.1 (first sentence only), 16.2, 16.3, 16.4(b), 16.4(c), 16.5 and 16.6, but all other provisions of this Article 16 will apply to such sublease or assignment. Tenant shall furnish Landlord with a copy of such sublease or assignment within five (5) business days after execution thereof. “Tenant Affiliate” means any corporation or other entity controlled by, under common control with or which controls the original Tenant named in this Lease or in which original. Tenant named in this Lease, directly or indirectly, has a fifty percent (50%) or greater voting or ownership interest. “Permitted Transfer” means the transfer of ownership interests in a publicly traded entity, or an assignment or subletting of all or a portion of the Premises to a Tenant Affiliate, a transfer in connection with substantially all of Tenant’s assets or 51% or more of its stock as a going concern in a merger or consolidation of Tenant with another entity, where, in each case (a) the transferee assumes, in full, the obligations of Tenant under this Lease; (b) Tenant remains fully liable under this Lease; (c) after such transaction is effected, the tangible net worth of the tenant hereunder is equal to or greater than the tangible net worth of Tenant as of the date of this Lease; and (d) the same is not a subterfuge by Tenant to avoid its obligations under this Lease.

16.8 Events Constituting Assignment. Each of the following events will be deemed to be an assignment of this Lease and will require the prior written consent of Landlord:

(a) any assignment or transfer of this Lease by operation of law;

(b) any hypothecation, pledge, or collateral assignment of this Lease;

(c) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding;

(d) any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, excepting therefrom any Permitted Transfer; or

(e) any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant, excepting therefrom any Permitted Transfer. For purposes of the immediately foregoing, a “controlling interest” of Tenant means 50% or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant.

16.9 Assumption. It is a further condition to the effectiveness of any assignment otherwise complying with this Article 16 that the assignee execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease and agrees that the provisions of this Article 16 will continue to be binding upon it with respect to all future assignments and deemed assignments of this Lease.

16.10 Tenant Remains Liable. No assignment of this Lease or any sublease of all or any portion of the Premises will release or discharge Tenant from any liability under this Lease and Tenant will continue to remain primarily liable under this Lease.

16.11 Permits and Approvals. Tenant will be responsible for obtaining all required permits and approvals in connection with any assignment of this Lease or any subletting of the Premises. Tenant shall deliver copies of all such permits and approvals to Landlord prior to the commencement of any construction work, if construction work is to be done in connection with such sublease or assignment. Tenant shall, upon demand, reimburse Landlord for all costs, including, but not limited to, reasonable attorneys’ fees and disbursements, incurred by Landlord in reviewing any proposed assignment of this Lease, any proposed sublease of the Premises, and any permits, approvals, and applications in connection with any construction to be performed in the Premises.

16.12 Deadline for Consummation of Assignment or Sublease. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate such assignment or sublease within ninety (90) days after Landlord gives such consent, Tenant will be required to again comply with all of the provisions this Article 16 before assigning this Lease or subletting any part of the Premises. Within ten (10) business days after the execution of any sublease or assignment, Tenant shall deliver to Landlord a fully-executed copy of such sublease or assignment.

16.13 No Liability. Under no circumstances will Landlord be liable to Tenant for any failure or refusal to grant its consent to any proposed assignment or sublease. Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based on any claim that Landlord unreasonably withheld its consent to any proposed sublease or assignment. Tenant’s sole and exclusive remedy will be an action for specific performance, injunction or declaratory judgment.

16.14 Indemnification. If Landlord withholds its consent to any proposed assignment or sublease, Tenant shall defend, indemnify, and hold Landlord harmless from and against all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys’ fees and disbursements) arising out of any claims made by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

16.15 (a) Bankruptcy. Notwithstanding anything to the contrary contained in this Lease, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, all consideration payable in connection with such assignment shall be paid to Landlord and will be and remain the exclusive property of Landlord and will not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. All consideration constituting Landlord’s property under the preceding sentence not paid to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord to the extent permitted by law.

(b) Adequate Assurance. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then Tenant shall deliver to Landlord written notice of such proposed assignment setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided by Tenant to assure such person’s or entity’s future performance under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. For the purposes of clause (iii) above, “adequate assurance” means the deposit of cash security in an amount equal to the Basic Rent and Additional Rent payable under this Lease for the next succeeding twelve (12) months (which annual Additional Rent shall be reasonably estimated by Landlord). Landlord will thereupon have the right, exercisable by written notice to Tenant given at any time prior to the effective date of the proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such entity or person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

ARTICLE 17

CASUALTY

17.1 Notice. If any part of the Premises is damaged, Tenant shall promptly notify Landlord in writing of the extent of such damage.

17.2 Premises Not Untenantable. If the Premises are damaged, but no portion thereof is rendered untenantable, and this Lease is not terminated pursuant to Sections 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable and the Basic Rent and Additional Rent will not abate, provided such Restoration does not render the Premises untenantable in which case Basic Rent and Additional Rent will be equitably abated.

17.3 Premises Untenantable. If the Premises are damaged and rendered partially or wholly untenantable, and this Lease is not terminated pursuant to Section 17.4 or 17.5, Landlord shall, at its own expense, cause the Restoration to be completed as soon as reasonably practicable, and the Basic Rent and Additional Rent will be equitably abated.

17.4 Termination. (a) If the Premises are damaged and, in Landlord’s sole judgment, the total cost of Restoration will equal or exceed thirty percent (30%) or more of the full insurable value of the Building, then Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the occurrence of such casualty. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date such casualty.

(b) If the Building is damaged and, in Landlord’s sole judgment, Restoration cannot be completed within two hundred seventy (270) days or if the Premises are damaged and rendered partially or wholly untenantable during the final year of the Term, Landlord and Tenant will each have the right to terminate this Lease by delivering a written termination notice to the other party within sixty (60) days after the occurrence of such casualty (or, with respect to Tenant, within sixty (60) days after Landlord notifies Tenant that it will take more than two hundred seventy (270) days to complete Restoration). If either Landlord or Tenant exercises its right to terminate this Lease pursuant to this Section 17.4, all Basic Rent and Additional Rent will be prorated as of the date of such casualty. Notwithstanding the foregoing, if Landlord terminates this Lease as a result of a casualty in the final year of the Term, Tenant will have the right to nullify such termination by exercising its renewal rights pursuant to Section 31.1.

17.5 Restoration. Landlord will not be required to expend for Restoration an amount in excess of (i) the Net Award received by Landlord plus (ii) the amount of the Landlord’s deductible. If such amount is not adequate to complete Restoration, Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the amount of such Net Award is ascertained in any event not later than two hundred seventy (270) days after the casualty. If Landlord exercises its right to terminate this Lease pursuant to this Section 17.5, all Basic Rent and Additional Rent will be prorated as of the date of such casualty. Landlord will have no Restoration obligation if (i) the damage to the Building results in the termination of any underlying ground lease, or (ii) such damage was caused, directly or indirectly by the act or negligence of Tenant or Tenant’s Visitors.

ARTICLE 18

CONDEMNATION

18.1 Taking. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, except that Tenant will be entitled to any award or payment for the Taking of Tenant’s trade fixtures or personal property or for relocation or moving expenses, provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority made in settlement of or under threat of any condemnation or other eminent domain proceeding will be deemed to be an award made in such proceeding. Tenant agrees that this Lease will control the rights of Landlord and Tenant with respect to any Net Award and any contrary provision of any present or future law is hereby waived.

18.2 Entire Premises. In the event of a Taking of the entire Premises, the Term will terminate as of the date when possession is taken by the condemning authority and all Basic Rent and Additional Rent will be prorated as of such date.

18.3 Portion of Premises. In the event of a Taking of thirty (30%) percent or more of the Premises, if Tenant determines in good faith that the Taking will have a permanent, material, adverse affect on Tenant’s operations at the Premises, Tenant may, at any time either prior to or within sixty (60) days after the date the condemning authority takes possession of the applicable portion of the Premises, elect to terminate this Lease by delivering a written termination notice to Landlord. If Tenant fails to exercise such termination option, or if such option does not apply to a Taking, (i) Landlord shall, subject to any Excusable Delay and Section 18.4, cause Restoration to be completed as soon as reasonably practicable, but in no event later then ninety (90) days after the date the condemning authority takes possession of the applicable portion of the Premises, and (ii) the Basic Rent and Additional Rent thereafter payable will be equitably prorated based upon the square footage of the Building actually taken.

18.4 Restoration. If (a) the Net Award is inadequate to complete Restoration, or (b) in the case of a Taking of thirty (30%) percent or more of the Premises, Tenant has not elected to terminate this Lease pursuant to Section 18.3 hereof, then Landlord may elect either to complete such Restoration or terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after (i) the date the amount of the Net Award is ascertained, or (ii) the expiration of the sixty (60) day period during which Tenant may terminate this Lease pursuant to Section 18.3. If Landlord terminates this Lease pursuant to this Section 18.4, all Basic Rent and Additional Rent will be apportioned as of the date the condemning authority takes possession of the Premises. Landlord’s obligation to perform Restoration is subject to the Net Award being made available to Landlord by any Lender or Master Landlord whose interest may be superior to Landlord.

ARTICLE 19

EVENTS OF DEFAULT

19.1 Events of Default. Any of the following occurrences, conditions or acts are an “Event of Default” under this Lease:

(a) Tenant fails to pay any Basic Rent, Additional Rent or other amount payable by Tenant hereunder within five (5) days of the date such payment is due.

(b) Tenant does not take actual occupancy of the Premises within ninety (90) days after the Commencement Date or vacates the Premises for a period in excess of sixty (60) days; provided, however, that if Tenant is required to vacate the entire Premises as a result of a casualty, an Event of Default will not be deemed to have occurred unless Tenant fails to take actual occupancy of the Premises within ninety (90) days after the Restoration has been substantially completed.

(c) Tenant abandons the Premises for a period of thirty (30) consecutive days or more.

(d) Tenant or any Guarantor files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing.

(e) A petition or answer is filed proposing the adjudication of Tenant or any Guarantor as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant or such Guarantor consents to the filing thereof, or (ii) such petition or answer is not be discharged within sixty (60) days after the filing thereof.

(f) A receiver, trustee or liquidator (or other similar official) of Tenant or any Guarantor or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and not be discharged within sixty (60) days thereafter or if Tenant or such Guarantor consents to or acquiesces in such appointment.

(g) The estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not be vacated or discharged within sixty (60) days after such levy or attachment.

(h) Tenant uses or permits the use of the Premises for any purpose other than expressly specified in Section 8.1.

(i) Tenant fails to comply with any of the provisions of Article 11.

(j) Subject to Article 13, Tenant fails to discharge any Lien within the time period set forth in Article 12.

(k) Tenant fails to maintain the insurance required by Article 14, or Tenant fails to deliver to Landlord the insurance certificates required by Article 14 within the time periods set forth in Section 14.1(c).

(l) Tenant fails to deliver to Landlord the estoppel certificate required by Article 15 within the time period set forth therein.

(m) Tenant assigns this Lease or sublets all or any portion of the Premises without complying with all the provisions of Article 16.

(n) Tenant fails to deliver to Landlord the subordination agreement required by Section 23.1 within the time period set forth therein.

(o) Tenant fails to comply with any Legal Requirement or Insurance Requirement, and such failure continues for a period of ten (10) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured.

(p) Tenant defaults in the observance or performance of any provision of this Lease other than those provisions contemplated by clauses (a) through (o) of this Section 19.1 and such default continues for thirty (30) days after Landlord gives notice to Tenant specifying such default and demanding that the same be cured.

(q) Any Guarantor defaults under the terms and conditions of any guaranty delivered to Landlord and such default continues beyond any applicable cure periods contained therein, or if any of the representations and/or warranties made by any Guarantor are untrue or materially misleading as of the date of the guaranty is delivered to Landlord.

Notwithstanding anything contained in this Section 19.1 to the contrary, in the event of an Emergency, each provision of this Section 19.1 regarding the time period within which to correct a non-monetary default will deemed to be “as soon as possible” with diligent, continuous prosecution of corrective action. “Emergency” means a condition or potential condition that requires immediate action to (i) preserve the safety of persons or property, (ii) prevent the interruption or suspension of services deemed critical by Landlord to the operation of the Building, or (iii) avoid or correct a violation of any Legal Requirement.

ARTICLE 20

CONDITIONAL LIMITATIONS, REMEDIES

20.1 Termination. This Lease and the Term and estate hereby granted are subject to the limitation that, whenever an Event of Default has occurred and is continuing, Landlord will have the right, notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to terminate this Lease on a date specified in a written termination notice delivered to Tenant, which date must be at least five (5) days after the date Tenant receives such termination notice. Upon the date specified in Landlord’s termination notice, this Lease and the estate hereby granted will terminate with the same force and effect as if the date specified in Landlord’s notice was the Termination Date.

20.2 Remedies. (a) Upon any termination of this Lease pursuant to this Article 20, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may, enter upon, re-enter, possess and repossess the same, but only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises.

(b) If Landlord terminates this Lease pursuant to this Article 20, Tenant will remain liable for (i) the sum of (x) all Basic Rent, Additional Rent and other amounts payable by Tenant hereunder until the date this Lease would have expired had such termination not occurred, and (y) all reasonable expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination, and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord’s responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord from any new tenant. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month will not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. Tenant’s liability under this Section 20.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder.

(c) If Landlord terminates this Lease pursuant to Article 20, Landlord will have the right, to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant’s liability under Section 20.2(b), an amount equal to the difference (discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded United States Treasury bills or United States Treasury notes having a maturity substantially comparable to the remaining term of this Lease as of the date of such termination, as published in the Federal Reserve Statistical Release for the week before the date of such termination) between (i) the Basic Rent and Additional Rent, computed on the basis of the then current annual rate of Basic Rent and Additional Rent and all fixed and determinable increases in Basic Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, and (ii) the then fair rental value of the Premises for the same period less the costs of reletting expenses, including the cost to paint, alter or divide the space, put the Premises in proper repair, reasonable attorneys’ fees and disbursements, and reasonable brokerage fees. Upon payment of such liquidated and agreed final damages, Tenant will be released from all further liability under this Lease with respect to the period after the date of such demand, except for those obligations that expressly survive the termination of this Lease. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Premises, or any part thereof, are relet by Landlord for a term of one year or more, the amount of rent reserved upon such reletting will be deemed to be the fair rental value for the part of the Premises relet during the term of such reletting.

20.3 Liquidated Damages. Nothing herein contained will limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount is greater or less than the excess referred to above.

20.4 Abandonment. If Tenant abandons the Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant’s right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Basic Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord will be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ and receiver’s fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord’s interest under this Lease.

20.5 Indemnity Survives. Nothing herein will be deemed to affect Landlord’s indemnification rights under Section 14.3.

20.6 Attorneys Fees. If either party brings an action or other proceeding to enforce or interpret any of the terms of this Lease, the non-prevailing party shall pay the reasonable attorneys fees and costs incurred by the prevailing party in such action or proceeding.

20.7 Landlord’s Cure Rights. If Tenant is in default, beyond applicable notice and cure periods, of any of its obligations under this Lease, Landlord may, without waiving such default, perform such obligations for the account and at the expense of Tenant (a) immediately and without notice in the case of Emergency, and (b) in any other case, if such default continues after thirty (30) days from the date Landlord delivers a written notice to Tenant stating Landlord’s intention to perform such obligation for the account and at the expense of Tenant. Upon Landlord’s demand, Tenant shall pay to Landlord all reasonable out of pocket costs and expenses incurred by Landlord in performing any obligations of Tenant under this Lease.

20.8 Remedies Not Exclusive; No Waiver. Except as otherwise provided in this Article 20, no remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity. No provision of this Lease will be deemed to have been waived by Landlord unless a written waiver from Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of Basic Rent or Additional Rent subsequent to any default and no condoning, excusing or overlooking by Landlord on previous occasions of any default or any earlier written waiver will be taken to operate as a waiver by the Landlord or in any way defeat or otherwise affect the rights and remedies of the Landlord hereunder.

ARTICLE 21

ACCESS; RESERVATION OF EASEMENTS

21.1 Landlord’s Access. (a) Landlord and Landlord’s agents and representatives and parties designated by Landlord as having an interest in the Property will have the right to, at all reasonable hours upon prior notice to Tenant, to enter the Premises to: (1) examine the Premises; (2) make repairs and alterations that, in Landlord’s sole judgment, are necessary for the safety and preservation of the Premises and the Building; (3) erect, maintain, repair or replace wires, cables, ducts, pipes, conduits, vents or plumbing equipment; (4) show the Premises to prospective new tenants during the last twelve (12) months of the Term; and (5) show the Premises to any mortgagees or prospective purchasers of the Premises. Landlord shall give Tenant three (3) business days prior written notice before commencing any non-emergency repair or alteration.

(b) Landlord will have the right, at any time, to (a) change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or any other public parts of the Building; (b) make repairs, alterations or improvements to any portion of the Building; (c) designate portions of the Building and the Property as Common Areas and change such designations from time to time in Landlord’s sole discretion, (d) change the name and/or number of the Building; and (e) change lawns, sidewalks, driveways, parking areas and/or streets adjacent to or around the Building.

21.2 Emergency Access. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

21.3 No Liability. Landlord, in exercising any of its rights under this Article 21, will not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant’s use or possession of the Premises and will not be liable to Tenant for same except if caused by Landlord’s gross negligence or willful misconduct.

21.4 Minimum Inconvenience. All work performed by Landlord in the Premises pursuant to this Article 21 shall be performed with as little inconvenience to Tenant’s business use, occupancy and access to the Building or Premises as is reasonably possible.

21.5 Locks. Tenant shall not change any locks or install any additional locks on doors entering the Premises without immediately giving to Landlord a key to such lock. If, in an emergency, Landlord is unable to gain entry to the Premises by the unlocking the entry doors thereto, Landlord will have the right to forcibly enter the Premises and, in such event, Landlord will have no liability to Tenant for any damage caused thereby. Tenant will be solely responsible for any damage caused by Tenant’s failure to give Landlord a key to any lock installed by Tenant.

21.6 Reservation of Rights. Landlord reserves the right to make changes, alterations, additions, improvements, repairs and replacements to (i) those portions of the Premises that Landlord is obligated to maintain and repair pursuant to Section 7.3, (ii) the Building and the Property, and (iii) fixtures and equipment in the Building, in each case as Landlord reasonably deems necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that Landlord shall not unreasonably obstruct access to the Premises or unreasonably interfere with Tenant’s use or occupancy of the Premises. Nothing contained in this Article 21 will be deemed to relieve Tenant of any obligation to make any repair, replacement or improvement or comply with any applicable Legal Requirements.

ARTICLE 22

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated will be deemed to be other than on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any payment of rent will be deemed an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE 23

SUBORDINATION

23.1 Subordination. This Lease and the term and estate hereby granted are subject and subordinate to the lien of each mortgage which now or at any time hereafter affects all or any portion of the Premises or Landlord’s interest therein and to all ground or master leases which now or at any time hereafter affect all or any portion of the Property (any such mortgage or ground lease being referred to herein as an “Underlying Encumbrance”). The subordination of this Lease and the term and estate hereby granted to an Underlying Encumbrance will be self-operative and no further instrument will be required to effect any such subordination; provided, however, that, upon not less than ten (10) days’ prior written notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same. Notwithstanding the above, Landlord hereby agrees to use reasonable efforts to obtain, for the benefit of Tenant, a Subordination, Non-Disturbance and Attornment Agreement from the holder of any such Underlying Encumbrance which shall be written on the applicable holder’s customary form, provided that such holder is an institutional entity.

23.2 Conveyance by Landlord. If all or any portion of Landlord’s estate in the Property is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided in any mortgage or by law or equity, such person, firm or corporation (a) will not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (b) will not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) will not be bound by any payment prior to such sale or conveyance of Basic Rent, Additional Rent or other payments for more than one month in advance (except for any unapplied security deposit), and (d) will be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease only during the period such person, firm or corporation holds such interest.

23.3 Cure Rights. In the event of a casualty or an act or omission by Landlord that gives Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until (i) Tenant has delivered written notice of such casualty, act or omission to the holder of each Underlying Encumbrance, and (ii) the holder of each Underlying Encumbrance has had a reasonable opportunity to, with reasonable diligence, remedy such casualty act or omission, but in no event more than thirty (30) days after expiration of the respective cure period set forth in this Lease. Landlord shall provide Tenant with the name and current address of the holder of each Underlying Encumbrance.

23.4 Reasonable Modifications. If, in connection with obtaining financing for the Property or refinancing any mortgage encumbering the Property, the prospective Lender or Master Landlord requests reasonable modifications to this Lease as a condition precedent to such financing or refinancing, then Tenant shall not to unreasonably withhold, delay or condition its consent to such modifications, provided that such modifications do not (i) increase the Basic Rent or Additional Rent, (ii) increase the security deposit, if any, (iii) reduce the Term, (iv) affect the termination, extension or expansion options, (v) materially and adversely affect the leasehold interest created by this Lease or any of the rights or obligations hereunder, or (vi) materially and adversely affect the manner in which Tenant’s operations are conducted at the Premises.

ARTICLE 24

TENANT’S REMOVAL

24.1 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean in the condition required to be maintained under Article 7. Any personal property remaining in the Premises after the expiration or earlier termination of this Lease will be deemed to have been abandoned by Tenant and Landlord will have the right to retain such property as its own or dispose of such property at Tenant’s sole cost and expense.

24.2 Landlord’s Early Entry. If, at any time during the last six (6) months of the Term, Tenant is not occupying any part of the Premises in connection with the conduct of its business, Landlord may elect, at its option, to enter such part of the Premises to alter and/or redecorate the same. Tenant hereby irrevocably grants to Landlord a license to enter such part of the Premises to perform such alterations and/or redecorations. Landlord’s exercise of its rights under this Section 24.2 will not relieve Tenant from any of its obligation under this Lease.

24.3 Holding Over. If Tenant, or any assignee or subtenant of Tenant, holds over possession of the Premises beyond the expiration or earlier termination of this Lease, such holding over will not be deemed to extend the Term or renew this Lease but such holding over will continue upon the terms, covenants and conditions of this Lease except that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant or such assignee or subtenant holds over will be a liquidated sum equal to one-twelfth (1/12th) of one and one half (1 1/2) times the Basic Rent and Additional Rent for the Lease Year preceding the Expiration Date for the first thirty (30) days of such holdover period, and thereafter, two (2) times such Basic Rent and Additional Rent. Tenant shall remain obligated to continue to pay Additional Rent during any holdover period. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant or any assignee or subtenant of Tenant to timely surrender possession of the Premises will exceed the amount of the monthly Basic Rent and Additional Rent and will be impossible to accurately measure. In connection with any holdover, in no event shall Tenant, or any assignee or subtenant, be liable for any consequential damages unless Landlord gives Tenant written notice that the Premises have been leased to another Tenant after the Termination Date. If the Premises are not surrendered upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay. Nothing contained in this Lease will be construed as a consent by Landlord to the occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The provisions of this Article 24 will survive the expiration or earlier termination of this Lease.

ARTICLE 25

BROKERS

Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this Lease other than the Brokers. The Parties shall each indemnify and hold harmless the other from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys’ fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with such party in connection with this Lease. The provisions of this Article 25 will survive the expiration or sooner termination of this Lease.

ARTICLE 26

NOTICES

Every notice or other communication required or contemplated by this Lease shall be in writing and sent by: (i) certified or registered mail, postage prepaid, return receipt requested, or (ii) nationally recognized overnight courier, such as Federal Express or UPS, in each case addressed to the intended recipient at the address set forth in the Basic Lease Provisions or at such other address as the intended recipient previously designated by written notice to the other party. Notwithstanding the foregoing, all invoices, statements and Building Communications may be served by ordinary mail or otherwise delivered to Tenant or left at the Premises. “Building Communications” means any notice relating to the operation or maintenance of the Building that is given to substantially all of the tenants of the Building, including, without limitation amendments to the Building Rules and Regulations.

ARTICLE 27

NONRECOURSE

Tenant will have no recourse against any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and officers of Landlord, in connection with this Lease.

ARTICLE 28

SECURITY DEPOSIT

28.1(a) Security. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord an unconditional “evergreen” letter of credit in an amount equal to the Security from a recognized commercial banking institution located in the State of New Jersey or the City of New York and having a net worth of at least $500,000,000.00 (the “Letter of Credit”). The Letter of Credit will be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease. The Letter of Credit must be payable upon sight draft, together with a certification from Landlord that Tenant is in default under this Lease. If (i) any Basic Rent, Additional Rent or other sum payable by Tenant to Landlord is not paid when due, or (ii) Landlord makes any payments on behalf of Tenant, or (iii) Tenant fails to perform any of its obligations under this Lease, then, in each case, Landlord will have the right, without prejudice to any other remedy Landlord may have, to draw down such Letter of Credit to compensate or reimburse Landlord, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or other loss or damage sustained by Landlord on account of Tenant’s default. The Security will not be deemed to be (x) a limitation on Landlord’s damages, (y) a payment of liquidated damages, or (z) an advance of the Basic Rent or Additional Rent. If Landlord uses, applies, or retains all or any portion of the Security, Tenant shall immediately restore the Security to its original amount. If the Letter of Credit requires renewal, Tenant shall furnish to Landlord evidence of such renewal at least thirty (30) days prior to the expiation date of the Letter of Credit. If Tenant fails to timely provide Landlord with such evidence of renewal, Landlord will have the right to cash the Letter of Credit and to retain the proceeds as security hereunder. Landlord will not be required to keep any cash security separate from its own funds. Landlord will have no fiduciary responsibilities or trust obligations with regard to any cash security and will not be obligated to pay Tenant any interest on any cash security. Tenant shall not assign, pledge, hypothecate, mortgage or otherwise encumber the

Security. Notwithstanding anything to the contrary contained herein, the amount of the Security will be reduced (i)to $75,000.00 on the second (2nd) anniversary of the Commencement Date, and (ii) to $50,000.00 on the fourth (4th) anniversary of the Commencement Date, provided, that, prior to and as of each such date, Tenant (i) has not defaulted in the payment of any Basic Rent or Additional Rent during the Term, and (ii) has not otherwise defaulted in the performance of any of its obligations hereunder beyond any applicable notice and grace periods. If Tenant qualifies for the reductions in Security pursuant to the immediately preceding sentence, upon Tenant’s deposit with Landlord of a new letter of credit in each such reduced amount and otherwise conforming to the criteria set forth in this Article 28, Landlord shall promptly return the letter of credit then held by Landlord to Tenant.

(b) If Tenant is in default under this Lease more than two (2) times during any twelve (12) month period, irrespective of whether or not such default is cured, then, without limiting Landlord’s other rights and remedies provided for in this Lease or at law or equity, the Letter of Credit will automatically be increased to an amount equal to the greater of: (i) one hundred fifty percent (150%) of the original Security, and (ii) three (3) months then current Basic Rent. Tenant shall pay the amount of such increase in the Security to Landlord upon demand.

28.2 Return of Security. Any part of the Security not used, applied, or retained by Landlord shall be returned, without interest, to Tenant within thirty (30) days after the end of the Term, subject to Landlord’s final inspection of the Premises. Notwithstanding the foregoing, if Landlord, in its sole discretion, has sufficient evidence that the Security has been assigned to an assignee of this Lease, then Landlord shall return the Security to such assignee and, upon such return, will be released from all liability with respect to the Security.

28.3 Bankruptcy. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, the Security will be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

28.4 Transfer of Security. In the event of any transfer of title to the Property or the Building or any assignment of Landlord’s interest under this Lease, Landlord will have the right to transfer the Security to such transferee, provided that Landlord gives Tenant the name and address of such transferee. Following any such transfer of the Security, Landlord will be automatically released from all liability for the return of the Security. The provisions of this Section 28.4 will apply to every transfer of the Security to a new transferee.

ARTICLE 29

MISCELLANEOUS

29.1 Miscellaneous. This Lease may not be amended except by an instrument in writing signed on behalf of both parties. If any provision of this Lease is held unenforceable by a court of competent jurisdiction, all other provisions of this Lease will remain effective. If any provision of this Lease is held unenforceable only in part or degree, it will remain effective to the extend not held unenforceable. This Lease will bind and benefit both parties permitted successors and assigns. The table of contents and the article and section headings contained in this Lease are for convenience of reference only and will not limit or otherwise affect the meaning of any provision of this Lease. This Lease may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument.

29.2 No Surrender. No act or thing done by Landlord or Landlord’s agents during the Term will be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender will be valid unless in writing and signed by Landlord. No employee of Landlord or Landlord’s agents will have any authority to accept the keys to the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord’s agents will not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

29.3 Statements and Bills. Landlord’s failure to prepare and deliver to Tenant any statement, notice or bill will in no way cause Landlord to forfeit or surrender its rights to collect any amounts due and owing to Landlord.

29.4 Intentionally Omitted.

29.5 Tenant’s Financials. Tenant shall keep proper books and records of account in accordance with generally accepted accounting principles consistently applied. Tenant shall deliver to Landlord, within one hundred eighty (180) days after the close of each Tenant’s fiscal year, a balance sheet and statement of income and expense for such year (which statement must separately set forth the expenses of the Premises). In addition, Tenant shall provide Landlord, within ten (10) days of Landlord’s request, such other information with respect to Tenant as Landlord may reasonably request from time to time. All financial statements must include a complete comparison with the figures for the preceding year and must be certified by (a) the chief financial officer of Tenant, or (b) if prepared by any accounting firm, by such accounting firm.

29.6 No Offer. The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein. This Lease will become effective only upon the execution and delivery of the Lease by Landlord and Tenant.

29.7 Access. Subject to all applicable Legal Requirements and to Landlord’s rules and regulations, Tenant shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week.

29.8 Rules and Regulations. Tenant, for itself and for Tenant’s Visitors, covenants to comply with the Rules and Regulations attached hereto as Schedule E. Landlord will have the right to amend the Rules and Regulations from time to time, and Tenant, on behalf of itself and Tenant’s Visitors, agrees to comply with such amendments after deliveries of copies thereof to Tenant or the posting of copies thereof in a prominent place in the Building.

ARTICLE 30

USA PATRIOT ACT

Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all

applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of “Designated Nationals” as defined in the-Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 531l et. seq.).

ARTICLE 31

EXTENSION OPTION

31.1 Extension Option. Subject to the terms and conditions of this Section 31.1, Landlord hereby grants to Tenant the right to extend the original Term for one (1) period of five (5) years (the “Extension Period”). If Tenant desires to exercise the extension option, Tenant shall notify Landlord on or before the date which is nine (9) months prior to the expiration of the original Term. If Tenant fails to timely notify Landlord of its election to extend this Lease, Tenant will be deemed to have waived its right to extend the term of this Lease, time being of the essence with respect to the exercise of such extension option. If Tenant exercises the extension option, all of the terms and conditions of this Lease will apply to the Extension Period, except that the Basic Rent for the Extension Period will an amount determined pursuant to Section 31.2. In connection with any extension of the Term, Landlord will not be obligated to do any work to the Premises and will not be obligated to contribute to the cost of any work done to the Premises by Tenant. Tenant shall not have the right to exercise the extension option if on the date Tenant exercises the extension option and the commencement date of the Extension Period: (i) Tenant is in default, beyond applicable notice and cure periods, of any monetary obligation or any material non-monetary obligation under this Lease; (ii) Tenant must be in occupancy of at least 75% of the Premises; and (iii) Tenant must not have sublet more than 25% of the Premises. If all of the foregoing conditions are not satisfied on both the date Tenant exercises the Extension Option and the commencement date of the Extension Period, then any notice exercising the extension option will be automatically null and void.

31.2 (a) Extension Period Rent. Tenant shall pay to Landlord, as Basic Rent during the Extension Period, the Fair Market Rental Value of the Premises. “Fair Market Rental Value” means the annual basic rent for each year of the relevant period for which, on the terms and conditions of this Lease, a willing landlord would rent the Premises to a willing tenant with neither party being compelled to rent and after appropriate exposure of the Premises to the market for a reasonable period of time. Notwithstanding the forgoing, in no event will the Fair Market Rental Value be less than the Basic Rent payable for the year immediately preceding the commencement of the Extension Period. Fair Market Rental Value will not include the cost of improvements or alterations to the Premises which were paid for by Tenant and not reimbursed by Landlord.

(b) At least one hundred eighty (180) days prior to the expiration of the initial Term, Landlord and Tenant shall endeavor to mutually agree upon the Fair Market Rental Value. If the parties do not agree on the Fair Market Rental Value prior to ninety (90) days prior to the expiration of the initial Term, as evidenced by an amendment to this Lease executed by Landlord and Tenant, then, no later than seventy-five (75) days prior to the expiration of the initial Term, Landlord and Tenant shall deliver to each other Landlord’s or Tenant’s, as the case may be, determination of the Fair Market Rental Value. If the two determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the two determinations. If Landlord’s and Tenant’s determinations of Fair Market Rental Value differ by five percent (5%) or more, then the Fair Market Rental Value will be determined pursuant to Section 31.2(c).

(c) If Landlord’s and Tenant’s determinations of Fair Market Rental Value differ by five percent (5%) or more, then, within ten (10) days each party delivers to the other party such party’s determination of the Fair Market Rental Value, Landlord and Tenant shall each appoint one disinterested appraiser having the qualifications set forth herein. Each such appraiser must be a Member of the Appraisal Institute (MAI) and have at least ten (10) years of experience appraising multi-tenanted office buildings in northern New Jersey as a MAI appraiser. If either Landlord or Tenant fails to appoint an appraiser within such ten (10) day period, the appraiser appointed by Landlord or Tenant, as the case may be, shall appoint an appraiser having the qualifications set forth herein. As promptly as possible, but in no event later than thirty (30) days after the appointment of both appraisers, the appraisers shall notify Landlord and Tenant in writing of their determination of the Fair Market Rental Value. The Fair Market Rental Value so selected by the two appraisers will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant If the two appraisers are unable to agree as to the Fair Market Rental Value, but their determinations differ by less than five percent (5%), the Fair Market Rental Value will be the average of the determinations of the two appraisers. If the two appraisers’ determinations differ by five percent (5%) or more, then the two appraisers shall, promptly agree upon and appoint a third appraiser having the qualifications set forth herein. The third appraiser shall, within thirty (30) days of appointment, determine which of the two initial appraisers determination of Fair Market Rental Value is the closest to the actual Fair Market Rental Value, taking into account the requirements of this Section 31.2, and shall notify Landlord and Tenant thereof. The Fair Market Rental Value selected by the third appraiser will constitute the Fair Market Rental Value for the relevant period, and will be binding upon Landlord and Tenant. Upon the determination of the Fair Market Rental Value, Landlord and Tenant shall promptly execute an instrument setting forth the amount of such Fair Market Rental Value.

(d) If Tenant becomes obligated to pay Basic Rent for the Extension Period prior to the determination of Fair Market Rental Value pursuant to this Section 31.2, Tenant shall commence paying the Basic Rent in an amount equal to the monthly installment of Basic Rent for the month immediately prior to the Extension Period. Within five (5) business days of the determination of Fair Market Rental Value, Tenant shall pay to Landlord the difference, if any, between the Basic Rent paid by Tenant pursuant to the foregoing sentence and the Fair Market Rental value for such period. Each party shall pay the fees and expenses of the appraiser appointed by such party and one-half of the other expenses of any appraisal proceeding, including, if applicable, the fees and expenses of a third appraiser.

ARTICLE 32

TENANT’S RIGHT OF FIRST OFFER

32.1 Expansion Option.

(a) If, at anytime during the Term, any space on the fourth floor of the Building contiguous to the Premises which is leased as of the date of this Lease becomes available for lease (the “Expansion Space”), Landlord agrees to deliver to Tenant a notice setting forth the terms upon which Landlord would lease the Expansion Space to a third party tenant (the “Offer Notice”) and an offer to Tenant to lease such Expansion Space on such terms (the “Expansion Space Option”). The Offer Notice shall provide (i) the rent for the Expansion Space, which if the Offer Notice is given prior to the second (2nd) anniversary of this Lease, shall be calculated on the same Basic Rent and Additional Rent terms as provided in this Lease, or, if given after the second (2nd) anniversary, shall be the Fair Market Rental Value as determined by Landlord (but in no event less than the Basic Rent (on a per rentable square foot basis) and Additional Rent then currently paid by Tenant for the Premises) (the “Expansion Space Rent”), and (ii) that the term of the lease for the Expansion Space shall expire contemporaneously with the expiration of the lease term provided herein (as same may be extended as hereinafter provided). The obligation of Landlord to deliver an Offer Notice pursuant to this Section 32.1 is subject to the rights of any other tenant in the Building that has a lease as of the date hereof to such Expansion Space or to any other tenant then occupying the Expansion Space.

(b) If Tenant wishes to exercise the Expansion Space Option, Tenant shall provide written notice to Landlord of its exercise of such right within ten (10) days after receipt of the Offer Notice. Thereafter, Tenant shall enter into an amendment to this Lease reasonably acceptable to both parties (the “Lease Amendment”) within thirty (30) days after receipt of the Offer Notice. If Tenant fails to timely enter into the Lease Amendment, Tenant shall be deemed to have waived its Expansion Space Option.

(c) Landlord shall only be obligated to deliver to Tenant an Offer Notice for any Expansion Space once for any particular space on the fourth (4th) floor contiguous to the Premises.

(d) The delivery of an Offer Notice shall be null and void, and Tenant shall have no rights under this Section 32 if at the time of such delivery: (i) Tenant shall not be in possession of seventy-five percent (75%) of the Premises, or (ii) Tenant shall be in default, beyond applicable notice and cure periods, of any of its obligations under the term of this Lease.

(e) If at the time Tenant exercises its Expansion Space Option, the term of this Lease has less than three (3) years remaining on its lease term, Tenant shall be required to exercise the Extension Option set forth in Section 31 hereof simultaneously with the exercise of the Expansion Option.

(f) Landlord shall only be obligated to deliver to Tenant an Offer Notice for any Expansion Space once in any twelve (12) consecutive month period, notwithstanding the fact that various blocks of Expansion Space may become available for lease at different times throughout such year.

(g) Tenant shall be entitled to a tenant improvement allowance, to be distributed in a manner consistent with the provisions of Schedule D, in an amount equal to the product of (i) $32.50 times, (ii) the rentable square feet of the Expansion Space, times (iii) a fraction, the numerator of which is the number of calendar months remaining in the Term and the denominator of which is the total number of calendar months in the Term.

ARTICLE 33

SIGNAGE.

33.1 Signage.

(a) Tenant (and not any sublessee) and Tenant’s successors and assigns shall have the non-exclusive right to have signage (“Tenant’s Signage”) on the existing monument located in the front of the Building (the “Monument”); provided that (i) the size and location on the Monument shall be commensurate with the size and location of the signs of other tenants of the Building that lease a similar amount of space as Tenant, (ii) the materials, design and all other specifications of Tenant’s Signage will be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed; and (iii) Tenant’s Signage shall comply with all applicable governmental rules and regulations. Tenant understands and agrees that, where applicable, Landlord’s designated contractor shall be used for installing Tenant’s Signage; provided that such contractor charges commercially reasonable rates for the services in question. Landlord shall be responsible for all costs incurred in connection with the design, construction, installation, maintenance and repair, compliance with laws, and removal of Tenant’s Signage and any repairs to the Building as a result of such removal. Landlord shall, at Landlord’s sole cost and expense, remove Tenant’s Signage promptly following the expiration or earlier termination of this Lease. Landlord shall bear all costs and expenses of any repairs to the Monument made necessary by the installation or removal of Tenant’s Signage.

(b) Tenant and Tenant’s successors and assigns shall have the right to install signage containing Tenant’s corporate name and logo at the entrance to the Premises, subject to conformance with the Landlord’s signage reasonable criteria for the Building.

(c) Landlord shall include Tenant’s and Tenant’s successors’ and assigns’ name in the main Building directory. Tenant shall promptly reimburse Landlord for the cost of any changes made to such listing at Tenant’s request.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	Landlord: NORMANDY WARREN HOLDINGS, LLC

	By:	/s/ Raymond P. Trevisan
Name: Raymond P. Trevisan Title: Vice President

WITNESS:	Tenant: AETERNA ZENTARIS, INC.

	By:	/s/ Mario Paradis
Mario Paradis SVP, Adm. & Legal Affairs

SCHEDULE D

FINISH WORK

1. Landlord shall provide the Premises in “AS IS” condition, subject to Landlord performing, through the General Contractor, at Landlord’s sole cost and expense (subject to Landlord’s payment of the Allowance), the work (the “Finish Work”) as shown on the schematic plan attached as Schedule D-1 hereto (the “Preliminary Plans”) and in accordance with the Working Plans (as defined below). Landlord shall cause the General Contractor to construct the Finish Work in a good and workmanlike manner and in compliance with all applicable laws and regulations.

2. (a) As soon as reasonably possible after the date of execution of this Lease, but in no event later than three (3) business days after the execution of this Lease, Tenant shall deliver to Landlord four (4) sets of working plans and specifications prepared in conformity with the Preliminary Plans, which working plans and specifications must include, without being limited to, a list of the types and quality of materials to be used in constructing the Finish Work, including Tenant’s selection of Landlord’s standard finishes. Landlord shall notify Tenant whether it approves or disapproves of such working plans and specifications within ten (10) business days after Landlord’s receipt thereof. If Landlord notifies Tenant of any objections to such working plans and specifications (such notice, an “Objection Notice”), Tenant shall make necessary revisions and resubmit the same to Landlord within seven (7) business days of Tenant’s receipt of the Objection Notice. Landlord shall approve or disapprove such revised working plans and specifications within five (5) business days after Tenant submits the same to Landlord. Landlord’s approval will be evidenced by endorsement to that effect on one set of the working plans and specifications and the return of such signed set to Tenant. The working plans and specifications approved by Landlord are hereinafter referred to as the “Working Plans”. If Tenant fails to take any action within the time periods specified in this Schedule D, such delay (beyond the applicable time period set forth herein) will be accounted for as a Tenant Delay.

(b) If Tenant desires any changes to the Working Plans, Tenant shall submit such proposed changes to Landlord. Within five (5) business days after receipt of any proposed changes from Tenant, Landlord shall approve or reject such changes and, if rejecting such changes, shall state the reasons for such rejection. Landlord shall, upon granting of any approval for any changes, notify Tenant of (i) the amount of additional cost arising therefrom, if any, including, without limitation, the cost to revise any plans and specifications (all such additional costs being referred to herein as “Additional Construction Cost”), which Additional Construction Cost Tenant shall pay to Landlord upon demand, and (ii) Landlord’s estimate of the amount of additional time (the “Estimated Time Delay”), if any, required by Landlord to implement and complete such changes, which Estimated Time Delay will be accounted for as a Tenant Delay. Tenant reserves the right to approve the Additional Construction Cost and Estimated Time Delay within three (3) days of the date Landlord provides the same to Tenant. If Tenant fails to notify Landlord in writing within such three (3) day period that Tenant does not approve the Additional Construction Cost and Estimated Time Delay, then Tenant will be deemed to have withdrawn its request for such changes. Any delays in constructing the Finish Work associated with changes requested by Tenant, whether or not those changes are ultimately made by Landlord, will be a accounted for as a Tenant Delay. In the event of a rejection by Landlord of

Schedule D

any proposed changes, Tenant may revise such changes and re-submit them pursuant hereto. All plans submitted by Tenant to Landlord must be signed and sealed and in proper and sufficient form for Landlord to obtain all necessary permits and approvals to construct the Premises in accordance with such plans. All change order requests and information pertaining thereto shall be conveyed to Landlord by Mario Paradis, or such other party as Tenant may designate in writing to Landlord as Tenant’s designated representative in this regard.

3. (a) In connection with the Finish Work, Landlord has agreed to contribute an amount equal to the lesser of (i) $349,082.50, and (ii) the actual out-of-pocket costs incurred by Landlord in connection with the construction of the Finish Work (such lesser amount being hereinafter referred to as the “Allowance”). If Landlord determines that the actual cost of constructing the Finish Work will exceed the Allowance (a “Cost Overrun”), Tenant shall pay fifty percent (50%) of such Cost Overrun to Landlord upon demand, and the balance of such actual Cost Overrun immediately following Substantial Completion of the Finish Work, provided that Landlord shall first present to Tenant written evidence of such Cost Overrun. Upon Substantial Completion of the Finish Work, Landlord shall provide Tenant with written evidence of the actual Cost Overrun. If the Allowance, plus the amount of Cost Overrun actually paid to Landlord by Tenant exceeds the actual cost of constructing the Finish Work, such excess shall be promptly repaid to Tenant.

(b) At Tenant’s written request, Landlord shall increase the Allowance by an amount equal to $10.00 per square foot for the Premises (the “Additional Allowance”). If Tenant request the Additional Allowance, the Basic Rent shall be increased by amortizing the Additional Allowance over the remaining Term (exclusive of the initial four (4) months of the Term) using an interest factor of 10%. If Tenant requests that Landlord provide the Additional Allowance, the Landlord and Tenant shall enter into an amendment of Lease increasing the Basic Rent accordingly.

Schedule D

SCHEDULE E

RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants’ premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the Property and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord, in its sole and absolute discretion, deems best for the benefit of the tenants generally.

2. The cost of repairing any damage to the public portions of the Building and the Property or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

3. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge, if any, or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building or the Property at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building, the Complex or its tenants may be denied access to the Building or the Property or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building and the Property during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property at the Property. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the premises of any tenant of the Building or the Property under the provisions of this rule.

4. No awnings or other protections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant’s premises.

5. There shall not be used in any space, or in the public halls or public portions of the Building, either by any tenant or by deliverymen, jobbers or others, in the delivery or receipt of mail, parcels, merchandise, any hand trucks, except those equipped with rubber tires and side guards which have been approved by Landlord. Landlord may refuse admission to the Building to any person not complying with this requirement. No hand trucks will be allowed in passenger elevators.

Schedule E

6. All entrance doors in each tenant’s premises shall be locked when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. All window blinds in each tenant’s premises shall be lowered when reasonably required because of the position of the sun, during the operation of the Building air cooling system to cool or ventilate the tenant’s premises.

7. No noise, including the playing of any musical instruments, radio or television, which in the sole judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant, and no cooling shall be done in the tenant’s premises, except as expressly approved in writing by Landlord. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building Services or the proper and economic heating, cleaning or other servicing of the Building or the premises or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air cooling, electrical or other equipment of any kind which, in the sole judgment of Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building or the Property by any tenant or with permission of any tenant.

8. Tenant shall not allow any cooking or food odors (if cooking is so permitted under its lease) to emanate from its premises into other portions of the Building, tenant agrees that it shall use, at tenant’s cost, a pest extermination contractor at such times or regular intervals as shall be necessary to prevent or eliminate infestation or otherwise as Landlord may reasonably require. Said extermination contractor shall be duly licensed and shall be approved in advance by Landlord.

9. No acids, vapors, coffee grinds, foreign substances or other materials shall be discharged or permitted to be discharged into the plumbing waste lines, vents or flues of the Building, which may obstruct or damage them. The water and wash closets and other plumbing fixtures in or servicing any tenant’s premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweeping, rubbish, rags, acids, coffee or other foreign substances shall be deposited therein. All damages to facilities within the Premises or to any Building facilities resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, invitees or licensees, shall have caused the same.

10. No signs, advertisements, notices or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the premises of the Building or inside of the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Landlord herewith consents to the placement of tenant’s logo on the entrance door of the Premises, the design of which shall be subject to Landlord’s reasonably approval. Disapproval, by way of

Schedule E

example but not limitation, shall be deemed to be reasonable if Landlord believes that the location, size and design of such logo and identifying signs are not consistent and harmonious with other logos and identifying signs in the Building.

11. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

12. The requirements of tenants will be attended to only upon application at the office of the Building Manager. Employees of Landlord or of Landlord’s managing agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord.

13. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

14. The tenant’s servants, employees, agents, visitors, invitees or licensees shall not loiter nor shall they smoke in or around the hallways, stairways, elevators, entryways, vestibules, roof, restrooms, basement areas, loading docks, lobbies or any other part of the Building used in common by the occupants thereof.

15. If the premises demised to any tenant become infested with vermin, such tenant, at its expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord.

16. No tenant shall mark, paint, drill into, or in any way deface any part of its premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering so that the same shall come in direct contact with the floor of the its premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

17. No additional locks and bolts of any kind shall be placed on any of the doors or windows by any tenant, nor shall any changes be made in existing locks and mechanisms thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

18. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

Schedule E

19. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building or the Property by any tenant and the time of moving the same in and out of the Building or the Property. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building or Property by moving or maintaining any such equipment or freight shall be repaired at the expense of such tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

20. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

21. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Property.

22. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Building, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

23. Canvassing, soliciting and peddling in the Building and/or on the Property are prohibited, and tenant shall cooperate to prevent the same.

24. Landlord hereby reserves to itself any and all rights not granted to tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Property: (a) The exclusive right to the use of the name of the Property for all purposes, except that tenant may use the name of the Property in its business address and for no other purpose; (b) The right to change the name or address of the Property, without incurring any liability to tenant for so doing; (c) The right to install and maintain a sign or signs on the exterior of the Property; (d) The exclusive right to use or dispose of the use of the roof of the Building; (e) The exclusive right to limit the space on the directory of the Property to be allotted to tenant; (f) The right to grant to anyone the exclusive right to conduct any particular business or undertaking in the Property.

Schedule E

SCHEDULE F

CONFIRMATION OF COMMENCEMENT AGREEMENT

This CONFIRMATION AGREEMENT (this “Agreement”) is dated                     , 200     and is between [                     ], a [                     ] (“Landlord”), and [                     ], a [                    ] (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated [                    ], 2006 (the “Lease”) covering certain premises located in [                     ], as more particularly described in the Lease, and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease:

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Capitalized terms used herein but not defined have the meanings ascribed to them in the Lease.

2. The Commencement Date is                     , 200    .

3. The Termination Date is                     , 200    .

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:	Landlord:

[ ]

By:
Name:
Title:

WITNESS:	Tenant:

ÆTERNA ZENTARIS, INC.

By:
Name: Mario Paradis, CA
Title: SVP, Administrative & Legal
Affairs and Corporate Secretary

Schedule F - 1

APPENDIX I

DEFINITIONS

As used in this Lease, the following terms have the following meanings:

Additional Allowance: defined in Schedule D.

Additional Construction Cost: defined in Schedule D.

Additional Rent: defined in Section 3.2.

Allowance: defined in Schedule D.

Annual Expense Reconciliation: defined in Section 5.4.

Bankruptcy Code: Title 11 of the United States Code, as amended, and all rules and regulations promulgated pursuant thereto.

Base CAM Expenses: Landlord’s CAM Expenses for the Base Period.

Base Insurance Expenses: Insurance Expenses for the Base Period.

Base Operating Expenses: Landlord’s Operating Expenses for the Base Period.

Base Period: defined in the Basic Lease Provisions.

Base Taxes: those Taxes levied, assessed or imposed upon the Property for the Base Period.

Base Utility Expenses: Utility Expenses for the Base Period,.

Basic Rent: defined in the Basic Lease Provisions.

Basic Rent Payment Date: the first day of each consecutive calendar month during the Term.

Brokers: defined in the Basic Lease Provisions

Building: defined in the Basic Lease Provisions.

Building Communications: defined in Article 26.

Building Holidays: Saturday after 1:00 PM, Sunday, New Year’s Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day.

Building Hours: 8:00 AM to 6:00 PM, Monday through Friday, and 9:00 AM to 1:00 PM on Saturdays, except for Building Holidays.

Appendix I

Building Services: defined in Section 9.1.

Commencement Date: defined in Section 2.2(b).

Common Areas: those areas of the Property, wherever located, which have been designated and improved from time to time for the common use by or for the benefit of more than one occupant of the Property or which are used in connection with the maintenance or operation of the Property, including, without limitation, all parking areas, roadways, curbs, sidewalks, medians, landscaped areas and planters; all porch and lobby areas; corridors; hallways; passageways; public restrooms; security stations; storage, equipment, machine, meter, mechanical, plumbing, computer, telephone and electrical rooms, stations, conduit, shafts, raceways and the like; common lounges, kitchen areas, conference and meeting rooms (including furniture, fixtures and equipment appurtenant thereto); stairs, ramps, elevators, truck serviceways; loading areas; trash disposal facilities; and with respect to all the foregoing, all equipment and appurtenances thereto; but excluding all portions of the Property which are designated and intended for the use by a single occupant of the Property. The definition of Common Areas shall not be construed as a representation or warranty that any such areas are or from time to time will be available at the Property.

Emergency: defined in Section 19.1.

Environmental Laws: all statutes, regulations, codes and ordinances of any governmental entity, authority, agency and/or department relating to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter.

Estimated Commencement Date: defined in the Basic Lease Provisions.

Estimated Time Delay: defined in Schedule D.

Event of Default: defined in Section 19.1.

Excusable Delay: any delay caused by governmental action, or lack thereof; shortages or unavailability of materials; labor disputes (including, but not limited to, strikes, slow downs, job actions, picketing and/or secondary boycotts); fire or other casualty; delays in transportation; acts of God; directives or requests by any governmental entity, authority, agency or department; any court or administrative orders or regulations; adjustments of insurance; acts of declared or undeclared war, acts of terrorism, public disorder, riot or civil commotion; or by anything else beyond the reasonable control of Landlord, including delays caused directly or indirectly by an act or a failure to act by Tenant or Tenant’s Visitors.

Expansion Space Notice: defined in Section 32.1(a).

Expansion Space Option: defined in Section 32.1(a).

Expansion Space Rent: defined in Section 32.1(a).

Extra Hours: defined in Section 9.1.

Appendix I

Extra Hours Charge: defined in Section 9.1.

Extension Period: defined in Section 31.1.

Fair Market Rental Value: defined in Section 31.2.

Finish Work: defined in Schedule D.

Hazardous Materials: shall mean any pollutant, contaminant, waste, material, compound or substance (whether in the form of liquids, solids or gases, and whether or not airborne) regulated by any federal, state (including ISRA), or local Law, regulation, guidance or policy for the protection of human health and safety, and the environment (including natural resources), including, but not limited to, pesticides, petroleum, petroleum products or constituents, asbestos, polychlorinated biphenyl, radioactive material, and urea formaldehyde.

Insurance Expenses: mean the cost of premiums and other charges for fire, other casualty, rent and liability insurance covering the Property and any other insurance covering the Property and the Building.

Insurance Requirements: all terms of any insurance policy maintained by Landlord with respect to the Property and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

ISRA: Industrial Site Recovery Act of the State of New Jersey, N.J.S.A. 13:1 K-6 et seq. and the regulations promulgated thereunder, together with any amendments thereto and/or substitutions thereof.

Janitorial Services: defined in Section 9.7(a).

Land: defined in the Basic Lease Provisions.

Landlord: the party defined as such in the first paragraph of this Lease, including at any time after the date hereof, the then owner of Landlord’s interest in the Premises.

Landlord’s CAM Expenses. the total costs incurred by Landlord for operating, maintaining, repairing and managing the Property and all improvements, fixtures and equipment from time to time constituting the Building, Common Areas, and the Property. Excluding debt service, the cost incurred by Landlord in operating and maintaining the Building and the Property include, but are not be limited to: (i) management fees, or if there is no managing agent or if the managing agent is affiliated with Landlord, the fees that would customarily be charged by an independent first class managing agent; (ii) the costs of operating, cleaning, maintaining, repairing, restoring and replacing (except to the extent proceeds of insurance or condemnation awards are available therefor), or otherwise providing the following: heating, ventilating and air-cooling equipment and systems (including any energy management and building management systems, but not the cost of electricity to run such systems); elevator systems and equipment; all parking areas, roadways, curbs, sidewalks, medians, planters (including repairs and resurfacing thereof); utility supply systems (but not the cost of such utilities to the extent included in Utility Expenses), drainage and sanitary sewerage systems, water supply lines, wells,

Appendix I

emergency generators, fire sprinkler and fire suppression systems, security and alarm systems and services (including maintenance, repairs and replacements thereof); maintenance and repair of vehicles and other tools and equipment (used exclusively at the Property); Property identification signs, public address systems; the roof, walls, windows, doors, ceilings and floors of the Building; sweeping, cleaning, snow removal and line painting of all parking areas and roadways; landscaping services (including replacement of trees, shrubs, and other plantings); Janitorial Services and window cleaning; supplies; removal of garbage and other refuse; painting, redecorating or other work which is standard for or periodically performed in the Building; providing on and off site traffic direction and parking control; the cost of repair of any insured casualty to the extent of the deductible amount under the applicable insurance policy; total compensation and benefits (including premiums for workmen’s compensation and other insurance and taxes, including social security taxes and payroll taxes, which may be levied against Landlord in respect of such compensation and benefits) paid to or on behalf of personnel employed at the Property; licenses, permit and inspection fees; parking area surcharges or levies; and rent paid for the leasing of any equipment used in the operation, maintenance and repair contemplated herein; any taxes now or hereafter imposed upon Landlord with respect to operating expenses as contemplated herein; reasonable accounting and legal fees incurred in connection with the operation of the Property to the extent not otherwise reimbursed by any third party; personal property taxes; any sales, use or service taxes incurred in connection with the operation of the Property; seasonal decorations and promotional events for the Building or Property, the net amount incurred by Landlord in connection with the operating or maintaining of any specialty use or service such as a gym or cafeteria, and (iii) capital improvements amortized over the useful life of the Building (but, in each Lease Year there shall be included only the amortized portion of such capital improvements). The above definition of Landlord’s CAM Expenses shall not be construed as a representation or warrant that items of equipment, facilities or services listed therein are or from time to time will be in existence or available at the Property. CAM Expenses shall not include; (a) brokerage fees and/or commissions, advertising expenses and expenses for leasing and renovating space for tenants, including, but not limited to, any tenant concessions; (b) water, sewer, gas and electricity charges paid or reimbursed to Landlord by any tenant of the Building, including charges attributable to Extra Hours heat, ventilation or air-cooling for Tenant or other tenants of the Building; (c) compensation and benefits payable to employees not directly attributable to the Property, (d) capital expenses attributable to tenant fit-up expenses or for painting, redecorating or other work which Landlord, at its sole expense is required to perform exclusively for Tenant or for any other tenant in leased areas of the Building; (e) off-site improvements unrelated to operation of the Property; (f) capital expenses attributable to the expansion of Building and the Property; (g) any capital improvements that are not amortized over the useful life of the improvement; (h) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty; (i) legal expenses in negotiating and enforcing the terms of any tenant lease; (j) interest and amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; (k) expenses for restoration of the Building required as a result of a condemnation; (l) the cost of special services separately paid by particular tenants in the Building, (m) the cost of utilities included in Utility Expenses, (n) the cost of insurance to the extent included in Insurance Expenses, (o) operating reserves, (p) costs incurred as a result of Landlord’s negligence or willful acts or omissions or costs incurred due to any defects in the original construction of the Building, (q) Taxes,

Appendix I

(r) marketing expenses, and (s) interest, late fees or penalties incurred as a result of Landlord’s failure to pay bills in a timely manner. In determining Landlord’s CAM Expenses, including Base CAM Expenses, for any Lease Year during which less than ninety-five percent (95%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Lease Year, the actual CAM Expenses for such Lease Year shall be increased on the basis of variable (but not fixed) CAM Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year.

Landlord’s Estimated Operating Expenses: defined in Section 5.2.

Landlord’s Expense Statement: defined in Section 5.2.

Landlord’s Final Tax Statement: defined in Section 4.4.

Landlord’s Operating Expenses: defined in Section 5.1(a).

Landlord’s Tax Statement: defined in Section 4.2.

Lease Amendment: defined in Section 32.1(b).

Lease Year: each calendar year, or partial calendar year, during the Term.

Legal Requirements: all statutes, codes, ordinances, regulations, rules, orders, directives and requirements of any governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Property or any part thereof, including, but not limited to, all Environmental Laws.

Lender: the holder of any mortgage or deed of trust which may now or hereafter encumber the Property.

License: defined in Section 8.4(a).

Lien: any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic’s or materialmen’s lien.

Major Work: defined in Section 7.4(b).

Master Landlord: the landlord under any ground lease or lease of all or any portion of the Property, subject to the space leases, which may now or hereafter affect all or any portion of the Property.

Minimum Electric Energy Charge: defined in the Basic Lease Provisions.

Monthly Expense Payment: defined in Section 5.3.

Monthly Tax Payment: defined in Section 4.3.

Appendix I

Monument: defined in Section 33.1 (a).

NAICS: defined in Section 11.9.

Net Award: any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Landlord in recovering such amount.

Net Rental Proceeds: in the case of a sublease, the amount by which the aggregate of all rents, additional charges or other consideration payable under a sublease to Tenant by the subtenant (including sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) the Basic Rent plus all amounts payable by Tenant pursuant to the provisions hereof during the term of the sublease in respect of the subleased space, (ii) actual brokerage commissions, providing same are at prevailing rates, due and owing to a real estate brokerage firm, and, (iii) reasonable legal fees incurred by Tenant in connection with the sublease, (iv) free rent granted to the subtenant, (v) cost of work incurred by Tenant in preparing the premises for the sublease and (vi) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property included in the subletting; and in the case of an assignment, the amount by which all sums and other considerations paid to Tenant by the assignee of this Lease for or by reason of such assignment (including sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds the sum of (i) actual brokerage commissions, provided same are at prevailing rates due and owing to a real estate brokerage firm, and, (ii) the then net unamortized or undepreciated cost of the fixtures, leasehold improvements, equipment, furniture or other personal property sold to the assignee.

Objection Notice: defined in Schedule D.

OFAC: defined in Article 30.

Offer Notice: defined in Section 32.1(a).

Order or Orders: defined in Article 30.

Permitted Transfer: defined in Article 16.7.

Permitted Use: defined in the Basic Lease Provisions.

Preliminary Plans: defined in Schedule D.

Premises: defined in the Basic Lease Provisions.

Prime Rate: the prime commercial lending rate publicly announced from time to time by Citibank N.A. or its successor bank.

Projected Taxes: defined in Section 4.2.

Appendix I

Property: the Land, the Building, all other buildings on the Land, and all other buildings or improvements hereafter constructed on the Land from time to time.

Punch List Items: defined in Section 2.2(c).

Recapture Notice: defined in Section 16.5(a).

Recapture Space: defined in Section 16.5(a).

Restoration: the restoration, replacement or rebuilding of the Building (excluding any alterations, additions and improvements installed by Tenant and any trade fixtures and personal property owned by Tenant) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking.

Security: defined in the Basic Lease Provisions.

Special Cleaning Services: defined in Section 9.7(b).

Substantially Completed or Substantial Completion: defined in Section 2.2(c).

Survey Adjustment Amount: defined in Section 6.1.

Taking: a taking of all or any part of the Property, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any governmental authority, civil or military.

Tax Differential: defined in Section 4.3.

Taxes: with respect to each governmental authority levying or imposing the same, all taxes and assessments (general, special, betterment, ordinary or extraordinary, foreseen and unforeseen) levied, charged, assessed, imposed upon or which become due and payable out of or in respect of and become a lien on the Land and all improvements constructed on the Land from time to time, including, without limitation, charges imposed in respect of the ownership, operation, management, use, leasing or alteration of the Property and/or Premises, or any portion thereof; the various estates in and to the Property and/or Premises, or any portion thereof; the Basic Rent and Additional Rent payable to Landlord pursuant to this Lease; all water and sewer rents and charges; and all franchise, income, profit or other taxes, fees and charges, however designated, which, due to a future change in the method of taxation, may be levied or imposed on Landlord in substitution in whole or in part for, or in lieu of, or in addition to, any tax which would otherwise constitute Taxes, as heretofore defined. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, gift, succession, capital levy, corporate franchise or income tax of Landlord or a tax increase by virtue of a transfer, nor shall any of same be deemed Taxes, except as provided in the immediately preceding sentence.

Tenant: the party defined as such in the first paragraph of this Lease.

Appendix I

Tenant Affiliate: defined in Section 16.7.

Tenant Delay: defined in Section 2.2(c).

Tenant Improvement: defined in Section 7.5(a).

Tenant’s Notice: defined in Section 16.2.

Tenant’s Signage: defined in Section 33.l(a).

Tenant’s Proportionate Share: defined in Basic Lease Provisions.

Tenant’s Visitors: Tenant’s agents, servants, employees, subtenants, contractors, invitees, licensees and all other persons invited by Tenant onto the Property and/or into the Premises as guests or doing lawful business with Tenant.

Term: defined in Basic Lease Provisions.

Termination Date: defined in Basic Lease Provisions.

Underlying Encumbrance: defined in Section 23.1.

Utility Expenses: mean all utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, or other utilities and heating, ventilating and air conditioning for the Common Areas. In determining the Utility Expenses, including Base Utility Expenses, for any Lease Year during which less than ninety-five percent (95%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Lease Year, the actual Utility Expenses for such Lease Year shall be increased on the basis of variable (but not fixed) Utility Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year.

Working Plans: defined in Schedule D.

Appendix I

Exhibit B

Depiction of the Subleased Premises

See attached page.

Subtenant acknowledges and agrees that Exhibit B is not a representation that the Subleases Premises are precisely of the dimensions or shapes as shown, it being the intention of the parties only that Exhibit B show diagrammatically, rather than precisely, the layout of the Subleased Premises.

The crosshatched portions represent the Retained Premises.

Exhibit C

Furniture and Fixtures

1. Subject to the Sublease, Subtenant be permitted to use the following furniture and fixtures located within the Subleased Premises as of the Sublease Commencement Date:

A. _4_ VP Offices, each containing:

a.	_1_ desks

b.	_0_ storage cabinets

c.	_1_ tables

d.	_1_ executive chairs

e.	_4_ guest chairs

f.	_1_ desk lamps

g.	_0_ floor lamps

B. _2_ Reception/guest chairs outside of offices

C. _3_ Director Offices, each containing:

a.	_1_ desks

b.	_0_ storage cabinets

c.	_0_ tables

d.	_0_ executive chairs

e.	_2_ guest chairs

f.	_1_ desk lamps

g.	_0_ floor lamps

D. _11_ File Cabinets outside of offices

E. _1_ CEO Conference Room, each containing:

a.	_0_ desks

b.	_2_ storage cabinets

c.	_1_ tables

d.	_9_ executive chairs

e.	_0_ guest chairs

f.	_0_ desk lamps

g.	_0_ floor lamps

F. _1_ Main Conference Room, each containing:

a.	_0_ desks

b.	_1_ storage cabinets

c.	_1_ tables

d.	_10_ executive chairs

e.	_0_ guest chairs

f.	_0_ desk lamps

g.	_0_ floor lamps

G. _1_ CEO Offices, each containing:

a.	_2_ desks

b.	_2_ storage cabinets

c.	_3_ tables

d.	1 executive chairs

e.	_6_ guest chairs

f.	_l_ desk lamps

g.	_0_ floor lamps

H. _1_ CEO EA Offices, each containing:

a.	_1 desks

b.	_1_ storage cabinets

c.	_1 tables

d.	_1 executive chairs

e.	_2 guest chairs

f.	_1 desk lamps

g.	_0 floor lamps

I. _11_ Cubicle workstations, each containing:

a.	_2_ desks

b.	_3_ storage cabinets

c.	_0_ tables

d.	_1_ chairs

e.	_0_ desk lamps

f.	_0_ floor lamps

J. Kitchen Area #1

a.	_1_ refrigerator

b.	_l_ dishwasher

K. Data Center Area (Shared)

a.	_1_ APC UPS System

b.	_1_ Fire Suppression System

c.	__ Network Ports (As Needed)

2. Subject to the Sublease, Subtenant be permitted to use the following furniture and fixtures located within the Retained Premises as of the Expansion Date:

A. _2_ VP Offices, each containing:

a.	_1_ desks

d.	_0_ storage cabinets

e.	_1_ tables

f.	_1_ executive chairs

g.	_4_ guest chairs

h.	_1_ desk lamps

i.	_0_ floor lamps

B. _1_ HR Offices, each containing:

a.	_1_ desks

b.	_4_ storage cabinets

c.	_0_ tables

d.	_1_ executive chairs

e.	_2_ guest chairs

f.	_1_ desk lamps

g.	_0_ floor lamps

C. _0_ Reception/guest chairs outside of offices

D. _3_ Director Offices, each containing:

a.	_1_ desks

b.	_0_ storage cabinets

c.	_0_ tables

d.	_1_ executive chairs

e.	_2_ guest chairs

f.	_1_ desk lamps

g.	_0_ floor lamps

E. _11_ File Cabinets outside of offices

F. _5_ Cubicle workstations, each containing:

h.	_2_ desks

i.	_3_ storage cabinets

j.	_0_ tables

k.	_1_ chairs

1.	_0_ desk lamps

m.	_0_ floor lamps

G. Kitchen Area #2

H. Storage Closet

3. Subtenant shall be permitted the use of the video conferencing system, televisions and security systems located within the Subleased Premises. Subtenant shall also be permitted the use, in common with Sublandlord, of the video conferencing system, televisions and security systems located within the Retained Premises.

4. Notwithstanding the foregoing, in no event shall Subtenant be permitted use of the telephone systems and _2_ photocopiers located in the Subleased Premises and/or Retained Premises.

“Exhibit D”

Required Provisions for Landlord’s Consent

The following provisions shall govern Subtenant’s right to further sublet the Subleased Premises or assign the Sublease:

Notwithstanding anything to the contrary contained in the Prime Lease, including Article 16 thereof, Subtenant shall have the right to further sublet the Subleased Premises, using the same criteria as would be applicable to an assignment or subletting by Sublandlord, as tenant.

Subtenant agrees pay Prime Landlord’s reasonable processing fee, reasonable attorneys’ fees and disbursements and the reasonable costs of making investigations as to the acceptability of any proposed sub-subtenant or assignee in amount not to exceed $1,500.00 with respect to any one transaction.

Notwithstanding anything to the contrary contained in the Prime Lease, the provisions of Section 16.7 shall be applicable to Subtenant such that Subtenant may, without Sublandlord’s or Landlord’s consent, assign or transfer this Sublease or sublet the Subleased Premises to a Tenant Affiliate of Subtenant or in connection with a Permitted Transfer (as those terms are defined in Section 16.7 of the Prime Lease) involving Subtenant.